UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 2, 2006
PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

701 Market Street, St. Louis, Missouri	63101
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code ccodecode (314) 342-3400
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Consent of KPMG

Item 8.01. Other Events.
Structure and Price of the Transactions
On July 5, 2006, Peabody Energy Corporation (“Peabody”) signed a Merger Implementation Agreement (the “Merger Implementation Agreement”) to acquire Excel Coal Limited (“Excel”). The Merger Implementation Agreement was amended on September 18, 2006, when Peabody signed binding agreements to acquire 19.99 percent of Excel at A$9.50 per share (US$7.16) (“the Advance Purchase”). On September 20, 2006, Peabody closed on the Advance Purchase.
By the terms of the merger implementation agreement, as amended on September 18, 2006, Peabody will pay A$9.50 per share (approximately US$7.16) in cash for the remaining outstanding shares of Excel, resulting in a total acquisition price, including the Advance Purchase, of approximately US$1.54 billion plus assumed net debt of approximately US$193 million as of June 30, 2006.
The acquisition is intended to be financed through the net proceeds of senior note offerings and borrowings under Peabody’s senior unsecured credit facility.
Transaction Closing and Closing Conditions
The acquisition is expected to close in October 2006. The transaction is subject to approval by Excel shareholders by a vote currently scheduled on October 4, 2006, the absence of a material adverse change with respect to Excel and certain other conditions.
Financial Statements of Business to be Acquired
The consolidated financial statements of Excel Coal Limited and its Controlled Entities as of and for the year ended June 30, 2006 follow, all expressed in Australian dollars.
Unaudited pro forma combined financial statements of Peabody and Excel are presented beginning on page 64 of this Current Report on Form 8-K, after the financial statements of Excel.

Excel Coal Limited
Income statement
For the year ended 30 June 2006

		Consolidated
			Unaudited
		2006	2005
	Note	$000	$000

Revenue	3	517,921	357,729
Cost of sales		(329,204)	(226,095)

Gross profit		188,717	131,634

Administrative expenses		(26,745)	(19,452)
Other income	4	606	107
Other expenses		(105)	(4,436)

Results from operating activities	5	162,473	107,853

Financial income		4,585	4,691
Financial expenses		(15,189)	(9,726)

Net financing (costs)/income	8	(10,604)	(5,035)

Share of profit of associates accounted for using the equity method	16	443	6,214

Profit before tax		152,312	109,032
Income tax (expense)/benefit	9	(45,342)	(31,229)

Net profit		106,970	77,803

Minority interests		(8,908)	(14,955)

Net profit attributable to members of the parent		98,062	62,848

Basic and diluted earnings per share attributable to ordinary equity holders	10	47.9c	32.6c

The income statement is to be read in conjunction with the notes to the consolidated financial statements.

Statement of changes in equity
For the financial year ended 30 June 2006

	Issued	Retained	Translation	Hedging	Fair value		Minority
	Capital	earnings	reserve	reserve	reserve	Total	interest	Total equity
Consolidated	$000	$000	$000	$000	$ 000	$000	$000	$000
Opening balance at 1 July 2004 (Unaudited)	92,222	85,912	—	—	—	178,134	37,541	215,675
Foreign exchange translation difference (Unaudited)	—	—	181	—	—	181	—	181
Adjustment arising from transactions with owners (Unaudited)	—	(76,740)	—	—	—	(76,740)	(1,134)	(77,874)
Recognition of capital profits in subsidiary (Unaudited)	—	6,528	—	—	—	6,528	—	6,528
Deferred tax effect of IPO costs(Unaudited)	(582)	—	—	—	—	(582)	—	(582)

Total non – profit items recognised directly in equity (Unaudited)	(582)	(70,212)	181	—	—	(70,613)	(1,134)	(71,747)
Net profit (Unaudited)	—	62,848	—	—	—	62,848	14,955	77,803

Total recognised income and expense for the period (Unaudited)	(582)	(7,364)	181	—	—	(7,765)	13,821	6,056
Shares issued net of transaction costs (Unaudited)	90,059	—	—	—	—	90,059	—	90,059
Dividends (Unaudited)	—	(26,920)	—	—	—	(26,920)	(24,033)	(50,953)

Closing balance at 30 June 2005 (Unaudited)	181,699	51,628	181	—	—	233,508	27,329	260,837

Amounts are stated net of tax

Opening balance at 1 July 2005	181,699	51,628	181	—	—	233,508	27,329	260,837
Effect of change in accounting policy AASB132/139(note 36)	—	736	—	14,561	(736)	14,561	2,687	17,248

Opening balance at 1 July 2005 – restated	181,699	52,364	181	14,561	(736)	248,069	30,016	278,085
Effective portion of fair value of cash flows hedges	—	—	—	(21,294)	—	(21,294)	(2,341)	(23,635)
Adjustment arising from transactions with owners	—	(706)	—	—	—	(706)	(1,247)	(1,953)
Fair value adjustment	—	(736)	—	—	765	29	—	29
Deferred tax effect of IPO costs	(413)	—	—	—	—	(413)	—	(413)
Foreign exchange translation differences	—	—	(71)	—	—	(71)	14	(57)

Total non – profit items recognised directly in equity	(413)	(706)	(71)	(6,733)	29	(7,894)	(887)	(8,781)
Net profit	—	98,062	—	—	—	98,062	8,908	106,970

Total recognised income and expense for the period	(413)	97,356	(71)	(6,733)	29	90,168	8,021	98,189
Shares issued net of transaction costs	102,713	—	—	—	—	102,713	—	102,713
Dividends	—	(59,860)	—	—	—	(59,860)	(9,152)	(69,012)

Closing balance at 30 June 2006	283,999	89,124	110	(6,733)	29	366,529	26,198	392,727

Amounts are stated net of tax
     The statement of changes in equity are to be read in conjunction with the notes to the consolidated financial statements.

Balance sheet
As at 30 June 2006

		Consolidated
			Unaudited
		2006	2005
	Note	$000	$000

Current assets
Cash and cash equivalents	11	39,802	105,005
Trade and other receivables	12	84,963	61,488
Inventories	13	108,254	25,449
Other financial assets	14	3,191	3,611
Other		3,605	8,476

Total current assets		239,815	204,029

Non-current assets
Trade and other receivables	12	7,878	9,927
Other financial assets	14	1,157	1,337
Investments accounted for using the equity method	16	10,106	9,664
Deferred tax assets	18	48,413	38,853
Property, plant and equipment	19	538,747	231,733
Intangible assets	20	113,205	109,056
Other		3,867	4,885

Total non-current assets		723,373	405,455

Total assets		963,188	609,484

Current liabilities
Trade and other payables	21	106,278	95,467
Interest bearing loans and borrowings	22	24,262	14,154
Deferred revenue	21	28,208	—
Employee benefits	23	8,493	5,928
Income tax payable	15	22,321	12,173
Provisions	24	3,436	5,668

Total current liabilities		192,998	133,390

Non-current liabilities
Interest bearing loans and borrowings	22	275,508	168,695
Deferred tax liabilities	18	43,141	21,014
Employee benefits	23	4,963	4,056
Provisions	24	14,483	14,364
Deferred revenue	21	25,266	—
Other		14,102	7,128

Total non-current liabilities		377,463	215,257

Total liabilities		570,461	348,647

Net assets		392,727	260,837

Balance sheet (continued)
As at 30 June 2006

		Consolidated
			Unaudited
		2006	2005
Note		$000	$000

Equity
Issued capital	25	283,999	181,699
Reserves		(6,594)	181
Retained earnings/(accumulated losses)		89,124	51,628

Total equity attributable to equity holders of the parent		366,529	233,508
Minority interest		26,198	27,329

Total equity		392,727	260,837

The balance sheet is to be read in conjunction with the notes to the consolidated financial statements.

Statement of cash flows
For the year ended 30 June 2006

		Consolidated
			Unaudited
		2006	2005
	Note	$000	$000

Cash flows from operating activities
Cash receipts from customers		480,237	365,610
Cash paid to suppliers and employees		(367,403)	(249,378)

Cash generated from operations		112,834	116,232
Interest paid		(16,274)	(8,681)
Income taxes paid		(22,371)	(6,959)
Interest received		4,460	4,571
Dividends received		125	5,930

Net cash from operating activities	32	78,774	111,093

Cash flows from investing activities
Proceeds from sale of property, plant and equipment		651	—
Proceeds from sale of investments		2,535	230
Payments for investments		(1,953)	(1,334)
Payments for security deposits		(8,176)	(12,710)
Acquisition of subsidiary, net of cash acquired	31	—	(35,639)
Acquisition of property, plant and equipment		(279,826)	(87,927)
Repayment/(advances) to other parties		—	1,263
Exploration and evaluation expenditure		(7,948)	(6,922)

Net cash from investing activities		(294,717)	(143,039)

Cash flows from financing activities
Proceeds from the issue of share capital		102,713	13,905
Proceeds from borrowings – other parties		92,748	140,611
Proceeds from deferred revenue		53,474	—
Repayment of borrowings – other parties		(8,000)	(30,989)
Dividends paid to members of the parent entity		(59,860)	(26,920)
Dividends paid to minority interests		(20,362)	(11,696)
Finance lease payments		(9,973)	(8,750)

Net cash from financing activities		150,740	76,161

Net increase/(decrease) in cash and cash Equivalents		(65,203)	44,215
Cash and cash equivalents at 1 July		105,005	60,790

Cash and cash equivalents at 30 June	11	39,802	105,005

The statement of cash flows is to be read in conjunction with the notes to the consolidated financial statements.

Notes to the consolidated financial statements
1. Significant accounting policies
Excel Coal Limited (the “Company” or Excel) is a company domiciled in Australia. The consolidated financial report of the Company for the year ended 30 June 2006 and 2005 comprise the Company and its subsidiaries (together referred to as the “consolidated entity” or “Group”) and the consolidated entity’s interest in associates.
The consolidated financial report was authorised for issue by the directors on 29 September 2006.
(a) Statement of compliance
The financial report is a general purpose financial report which has been prepared in accordance with Australian Accounting Standards (“AAS”), being the Australian equivalent to International Financial Reporting Standards (“IFRS”), adopted by the Australian Accounting Standards Board(“AASB”).
(b) Basis of preparation
The financial report is presented in Australian dollars.
The financial report is prepared on the historical cost basis except that derivative financial instruments and financial instruments classified as available for sale assets are stated at their fair value.
The entity has elected early adoption of the following accounting standards:
•	AASB 119 Employee Benefits (December 2004);

•	AASB 2004-3 Amendments to Australian Accounting Standards (December 2004) amending AASB 1 First Time Adoption of Australian Equivalents to International Financial Reporting Standards (July 2004), AASB 101 Presentation of Financial Statements, AASB 124 Related Party Disclosures;

•	AASB 2005-1 Amendments to Australian Accounting Standards (May 2005) amending AASB 139 Financial Instruments: Recognition and Measurement;

•	AASB 2005-3 Amendments to Australian Accounting Standards (June 2005) amending AASB 119 Employee Benefits (either July or December 2004);

•	AASB 2005-4 Amendments to Australian Accounting Standards (June 2005) amending AASB 139 Financial Instruments : Recognition and Measurement, AASB 132 Financial Instruments: Disclosure and Presentation, AASB 1 First Time Adoption of Australian Equivalents to International Financial Reporting Standards (July 2004);

•	AASB 2005-5 Amendments to Australia Accounting Standards (June 2005) amending AASB 1 First Time Adoption of Australian Equivalents to International Financial Reporting Standards (July 2004) and AASB 139 Financial Instruments: Recognition and Measurement;

•	AASB 2005-6 Amendments to Australian Accounting Standards (June 2005) amending AASB 3 Business Combinations;

•	AASB 2005-11 Amendments to Australian Accounting Standards (September 2005) amending AASB 101 Presentation of Financial Statements, AASB 112 Income Taxes, AASB 132 Financial Instruments: Disclosure and Presentation, AASB 133 Earnings per Share, AASB 139 Financial Instruments: Recognition and Measurement, and AASB 141 Agriculture; and

•	Urgent Issues Group 4 Determining whether an Arrangement contains a lease.
The above standards have been applied consistently in the periods presented.

Notes to the consolidated financial statements
Significant accounting policies (continued)
(b) Basis of preparation (continued)
Issued standards not early adopted
The following standards and amendments were available for early adoption but have not been applied by the consolidated entity in these accompanying financial statements:
•	AASB 7 Financial instruments: Disclosure (August 2005) replacing the presentation requirements of financial instruments in AASB 132. AASB 7 is applicable for annual reporting periods beginning on or after 1 January 2007;

•	AASB 2005-9 Amendments to Australian Accounting Standards (September 2005) requires that liabilities arising from the issue of financial guarantee contracts are recognised in the balance sheet. AASB 2005-9 is applicable for annual reporting periods beginning on or after 1 January 2006

•	AASB 2005-10 Amendments to Australian Accounting Standards (September 2005) makes consequential amendments to AASB 132 Financial Instruments: Disclosures and Presentation, AASB 101 Presentation of Financial Statements, AASB 114 Segment Reporting, AASB 117 Leases, AASB 133 Earnings per Share, AASB 139 Financial Instruments: Recognition and Measurement, AASB 1 First-time Adoption of Australian Equivalents to International Financial Reporting Standards, AASB 4 Insurance Contracts, AASB 1023 General Insurance Contracts and AASB 1038 Life Insurance Contracts, arising from the release of AASB 7. AASB 2005-10 is applicable for annual reporting periods beginning on or after 1 January 2007.
The consolidated entity will adopt AASB 7, AASB 2005-9 and AASB 2005-10 in the 2007 financial year.
The initial application of AASB 7 and AASB 2005-10 is not expected to have an impact on the financial results of the consolidated entity as the standard and the amendment are concerned only with disclosures.
The initial application of AASB 2005-9 could have an impact on the financial results of the consolidated entity as the amendment could result in liabilities being recognised for financial guarantee contracts that have been provided by the consolidated entity. However, the quantification of the impact is not known or reasonably estimable in the current financial year as an exercise to quantify the financial impact has not been undertaken by the consolidated entity to date.
The preparation of a financial report in conformity with Australian Accounting Standards requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstance, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.
The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.
Judgements made by management in the application of Australian Accounting Standards that have a significant effect on the financial report and estimates with a significant risk of material adjustment in the next year are discussed in note aa.
The accounting policies set out below have been applied consistently to all periods presented in the consolidated financial report except for AASB 132: Disclosure and Presentation and AASB 139: Recognition and Measurement which was adopted on 1 July 2005, as set out in note 36.

Notes to the consolidated financial statements
Significant accounting policies (continued)
(c) Basis of consolidation
Subsidiaries
Subsidiaries are entities controlled by the Company. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing control, potential voting rights that presently are exercisable or convertible are taken into account. The financial statements of subsidiaries are included in these financial statements from the date that control commences until the date that control ceases.
Associates
Associates are those entities for which the consolidated entity has significant influence, but not control, over the financial and operating policies. The financial report includes the consolidated entity’s share of the total recognised gains and losses of associates on an equity accounted basis, from the date that significant influence commences until the date that significant influence ceases. When the consolidated entity’s share of losses exceeds its interest in an associate, the consolidated entity’s carrying amount is reduced to nil and recognition of further losses is discontinued except to the extent that the consolidated entity has incurred legal or constructive obligations or made payments on behalf of an associate.
Joint ventures
Joint ventures are those entities over whose activities the consolidated entity has joint control, established by contractual agreement.
Jointly controlled entities
In the consolidated financial statements, investments in jointly controlled entities are accounted for using equity accounting principles. Investments in joint venture entities are carried at the lower of the equity accounted amount and recoverable amount.
The consolidated entity’s share of the jointly controlled entity’s net profit or loss is recognised in the consolidated income statement from the date joint control commenced until the date joint control ceases. Other movements in reserves are recognised directly in the consolidated reserves.
Jointly controlled operations and assets
The interest of the consolidated entity in unincorporated joint ventures and jointly controlled assets are brought to account by recognising in its financial statements the assets it controls and the liabilities that it incurs, and the expenses it incurs and its share of income that it earns from the sale of goods or services by the joint venture.
Transactions eliminated on consolidation
Intragroup balances and any unrealised gains and losses or income and expenses arising from intragroup transactions are eliminated in preparing the financial report.
Unrealised gains arising from transactions with associates and jointly controlled entities are eliminated to the extent of the consolidated entity’s interest in the entity, with adjustments made to the “Investment in associates” and “Share of associates’ net profit” accounts.
Unrealised losses are eliminated in the same way as unrealised gains, but only to the extent that there is no evidence of impairment.
Gains and losses are recognised as the relevant assets are consumed or sold by the associate or jointly controlled entities or, if not consumed or sold by the associate or jointly controlled entity, when the consolidated entity’s interest in such entities is disposed of.
Changes in ownership interest
When a controlled entity makes a new issue of capital and the consolidated entity’s percentage ownership changes, the share of retained profits and reserves attributed to the Company and minority interest is adjusted to reflect the new ownership interest. The adjustment is not reflected in net profit but as a direct adjustment to the specific equity accounts.

Notes to the consolidated financial statements
Significant accounting policies (continued)
(d) Foreign currency
Foreign currency transactions
Transactions in foreign currencies are translated at the foreign exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated to Australian dollars at the foreign exchange rate ruling at that date. Foreign exchange differences arising on translation are recognised in the income statement. Non monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non monetary assets and liabilities denominated in foreign currencies that are stated at fair value are translated to Australian dollars at foreign exchange rates ruling at the dates the fair value was determined.
Financial statements of foreign operations
The assets and liabilities for foreign operations, including goodwill and fair value adjustments arising on consolidation, generally are translated to Australian dollars at foreign exchange rates ruling at the balance sheet date. The revenues and expenses of foreign operations are translated to Australian dollars at rates approximating the foreign exchange rates ruling at the dates of the transactions.
Net investment in foreign operations
Exchange differences arising from the translation of the net investment in foreign operations, and of related hedges are taken to translation reserve. They are released into the income statement upon disposal.
(e) Derivative financial instruments
Current period policy (from 1 July 2005)
The consolidated entity uses derivative financial instruments to hedge its exposure to foreign exchange arising from operational and financing activities. In accordance with its treasury policy, the consolidated entity does not hold or issue derivative financial instruments for trading purposes. However, derivatives that do not qualify for hedge accounting are accounted for as trading instruments.
Derivative financial instruments are initially recognised at cost. Subsequent to initial recognition, derivative financial instruments are stated at fair value. The gain or loss on remeasurement to fair value is recognised immediately in profit or loss. However, where derivatives qualify for hedge accounting, recognition of any resultant gain or loss depends on the nature of the item being hedged (see accounting policy f).
The fair value of forward exchange contracts is their quoted market price at the balance sheet date, being the present value of the quoted forward price.
Comparative period policy (to 30 June 2005) — Unaudited
The consolidated entity is exposed to changes in interest rates, foreign exchange rates and commodity prices from its activities. The consolidated entity uses forward foreign exchange contracts to hedge these risks. Derivative financial instruments are not held for speculative purposes. The accounting policy in respect of these derivatives are described in accounting policy note (f).
The impact of the change in accounting policy is set out in note 36.

Notes to the consolidated financial statements
Significant accounting policies (continued)
(f) Hedging
Current period policy (from 1 July 2005)
Cash flow hedges
Where a derivative financial instrument is designated as a hedge of the variability in cash flows of a recognised asset or liability, or a highly probable forecast transaction, the effective part of any gain or loss on the derivative financial instrument is recognised directly in equity. When the forecast transaction subsequently results in the recognition of a non financial asset or non financial liability, or the forecast transaction for a non financial asset or non financial liability, the associated cumulative gain or loss is removed from equity and included in the initial cost or other carrying amount of the non financial asset or liability. If a hedge of a forecast transaction subsequently results in the recognition of a financial asset or a financial liability, then the associated gains or losses that were recognised directly in equity are reclassified into profit or loss in the same period or periods during which the asset acquired or liability assumed affects profit or loss (i.e., when interest income or expense is recognised).
For cash flow hedges, other than those described above, the associated cumulative gain or loss is removed from equity and recognised in the income statement in the same period or periods during which the hedged forecast transaction affects profit and loss. The ineffective part of any gain or loss is recognised immediately in the income statement.
When a hedging instrument expires or is sold, terminated or exercised, or the entity revokes designation of the hedge relationship but the hedged forecast transaction is expected to occur, the cumulative gain or loss at that point remains in equity and is recognised in accordance with the above policy when the transaction occurs. If the hedged transaction is no longer expected to occur, then the cumulative unrealised gain or loss, previously recognised in equity, is transferred to the income statement.
Hedge of monetary assets and liabilities
When a derivative financial instrument is used to hedge the foreign exchange exposure of a recognised monetary asset or liability, hedge accounting is not applied and any gain or loss on the hedging instrument is recognised in the income statement.
Comparative period policy (to 30 June 2005) — Unaudited
Transactions are designated as a hedge of the anticipated specific purchase or sale of good or services, only when they are expected to reduce exposure to the risks being hedged, are designated prospectively so that it is clear when an anticipated transaction has or has not occurred and it is probable the anticipated transaction will occur as designated.
Gains or losses on the hedge arising up to date of the anticipated transaction, together with any costs or gains arising at the time of entering into the hedge, are deferred and included in the measurement of the anticipated transaction when the transaction has occurred as designated. Any gains or losses on the hedge transaction after that date are included in the income statement.
The net amounts receivable or payable under forward foreign exchange contracts and the associated deferred gains and losses are recorded on the balance sheet from the date of the inception of the hedge transaction. When recognised, the net receivables or payables are revalued using the foreign currency current at reporting date.
Option premiums are recorded in “other assets” when paid and included in the measurement of the transaction when it occurs.
When the anticipated transaction is no longer expected to occur as designated, the deferred gains or losses relating to the hedged transaction are recognised immediately in income statement.
Where a hedge transaction is terminated early and the anticipated transaction is still expected to occur as designated, the deferred gains or losses that arose on the hedge prior to its termination continue to be deferred and are included in the measurement of the purchase or sale or interest transaction when it occurs. Where a hedge transaction is terminated early because the anticipated transaction is no longer expected to occur as designated, deferred gains or losses that arose on the hedge prior to its termination are included in the income statement for the period.

Notes to the consolidated financial statements
Significant accounting policies (continued)
(f) Hedging (continued)
Where a hedge is redesignated as a hedge of another transaction, gains or losses arising on the hedge prior to its redesignation are deferred only where the original anticipated transaction is still expected to occur as designated. When the original anticipated transaction is no longer expected to occur as designated, any gains or losses relating to the hedge instrument are included in the income statement for the period.
Gains or losses that arise prior to and upon the maturity of transactions entered into under hedge rollover strategies are deferred and included in the measurement of the hedged anticipated transaction if the transaction is still expected to occur as designated. If the anticipated transaction is no longer expected to occur as designated, the gains or losses are recognised immediately in the income statement.
Hedge of monetary assets and liabilities
All other hedge transactions are recorded initially at the relevant rate at the date of the transaction. Hedges outstanding at reporting date are valued at the rate ruling on that date and any gains or losses are brought to account in the income statement.
Costs or gains arising at the time of entering into the hedge are deferred and amortised over the life of the hedge.
(g) Property, plant and equipment
Owned assets
Items of property, plant and equipment are stated at cost less accumulated depreciation (see below) and impairment losses (see accounting policy n). The cost of self constructed assets includes the cost of materials, direct labour and an appropriate proportion of production overheads. The cost of self constructed assets and acquired assets includes:
(i)	the initial estimate at the time of installation and during the period of use, when relevant, of the costs of dismantling and removing the items and restoring the site on which they are located; and

(ii)	changes in the measurement of existing liabilities recognised for these costs resulting from changes in the timing or outflow of resources required to settle the obligation or from changes in the discount rate.
Where parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate items of property, plant and equipment.
Leased assets
Leases which the consolidated entity assumes substantially all of the risks and rewards of ownership are classified as finance leases. The owner occupied property acquired by way of a finance lease is stated at an amount equal to the lower of its fair value and the present value of the minimum lease payments at inception of the lease, less accumulated depreciation and impairment losses (see accounting policy n). Lease payments are accounted for as described in accounting policy w.
Subsequent costs
The consolidated entity recognises in the carrying amount of an item of property, plant and equipment the cost of replacing part of such an item when that cost is incurred if it is probable that the future economic benefits embodied within the item will flow to the consolidated entity and the cost of the item can be measured reliably. All other costs are recognised in the income statement as an expense as incurred.

Notes to the consolidated financial statements
Significant accounting policies (continued)
(g) Property, plant and equipment (continued)
Depreciation
Depreciation is charged to the income statement on a straight line basis over the estimated useful lives of each part of an item of property, plant and equipment. Land is not depreciated. The estimated useful lives in the current and comparative periods are as follows:

		2006	2005 (unaudited)
•	buildings	20 years	20 years
•	open cut infrastructure	6 to 14 years	6 to 14 years
•	plant and equipment	3 to 11 years	3 to 11 years
•	leased assets	5 to 7 years	5 to 7 years
The residual value, if not insignificant, is reassessed annually.
(h) Intangible assets
Goodwill
Business combinations (since 1 July 2004)
All business combinations are accounted for by applying the purchase method. Goodwill represents the difference between the cost of the acquisition and the fair value of the net identifiable assets acquired including coal reserves and exploration and evaluation expenditure.
Goodwill is stated at cost less any accumulated impairment losses. Goodwill is allocated to cash generating units and is not amortised but is tested annually for impairment (see accounting policy n). In respect of associates, the carrying amount of goodwill is included in the carrying amount of the investment in the associate.
Negative goodwill arising on an acquisition is recognised directly in profit or loss.
Coal reserves
Coal reserves are stated at cost. The carrying value is assessed annually for impairment.
Subsequent expenditure
Subsequent expenditure on capitalised intangible assets is capitalised only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure is expensed as incurred.
Amortisation
Amortisation of coal reserves is based on saleable coal production and is charged to the income statement on a unit of production basis over the economically recoverable reserves. Goodwill and intangible assets with an indefinite useful life are tested for impairment at each annual balance sheet date.

Notes to the consolidated financial statements
Significant accounting policies (continued)
(i) Investments
Investments in debt and equity securities
All investments are recognised initially at cost, being the fair value of consideration given and include acquisition costs associated with the investment.
After initial recognition, investments which are classified as available for sale are measured at fair value. Gains and losses on available for sale investments are recognised as a separate component of equity until the investment is sold, or until the investment is determined to be impaired, at which time the cumulative gain or loss previously recognised in equity is transferred to the income statement.
For investments that are actively traded in organised financial markets the fair value is determined by reference to the Stock Exchange quoted market bid prices at the close of business at the balance sheet date.
Comparative period policy (to 30 June 2005) — Unaudited
Investments in other listed entities and other unlisted entities are measured at the lower of cost and recoverable amount. Investments in marketable securities held for the purpose of trading are measured at fair value.
The quantitative effect of the change in accounting policy is set out in note 36.
(j) Trade and other receivables
Current accounting policy (from 1 July 2005)
Trade and other receivables are stated at their invoiced amount less impairment losses (see accounting policy n).
Comparative period policy (to 30 June 2005) — Unaudited
Trade and other receivables are carried at invoiced amounts. The collectability of debts is assessed at reporting date and specific provision is made for any doubtful accounts. Bad debts are written off as incurred.
(k) Inventories
Inventories are stated at the lower of cost and net realisable value. Net realisable value is the estimated selling price in the ordinary course of business, less the estimated selling costs.
The cost of coal stocks is based on a running average cost basis and includes an appropriate share of both fixed and variable costs incurred in extracting the coal and bringing it to its existing condition and location.
(l) Cash and cash equivalents
Cash and cash equivalents comprise cash balances and call deposits with an original maturity of three months or less. Bank overdrafts that are payable on demand and form an integral part of the consolidated entity’s cash management are included as a component of cash and cash equivalents for the purpose of the statement of cash flows.

Notes to the consolidated financial statements
Significant accounting policies (continued)
(m) Exploration, and evaluation expenditure
Pre licence costs are recognised in the income statement as incurred.
Exploration and evaluation expenditure, including the costs of acquiring licences, are capitalised as exploration and evaluation assets on an area of interest basis. The capitalised costs are presented as intangible exploration and evaluation assets. When a licence is relinquished or a project abandoned, the related costs are recognised in profit or loss.
Exploration and evaluation assets are only recognised if the rights of the area of interest are current and either:
(i)	the expenditures are expected to be recouped through successful development and exploitation of the area of interest; or

(ii)	activities in the area of interest have not at the reporting date, reached a stage which permits a reasonable assessment of the existence or other wise of economically recoverable reserves and active and significant operations in, or in relation to, the area of interest are continuing.
Exploration and evaluation assets are assessed for impairment if (i) sufficient data exists to determine technical feasibility and commercial viability, and (ii) facts and circumstances suggest that the carrying amount exceeds the recoverable amount (see impairment, accounting policy n). For the purposes of impairment testing, exploration and evaluation assets are allocated to cash-generating units to which the exploration activity relates. The cash generating unit shall not be larger than the area of interest.
Exploration and evaluation assets that have reached the development and production phase are reclassified as property, plant and equipment and are depreciated (amortised) on a units of production basis over the life of the economically recoverable reserve.
(n) Impairment
The carrying amounts of the consolidated entity’s assets other than, inventories (see accounting policy k), and deferred tax assets (see accounting policy x), are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, the asset’s recoverable amount is estimated (see below).
For goodwill, assets that have an indefinite useful life and intangible assets that are not yet available for use, the recoverable amount is estimated annually.
An impairment loss is recognised whenever the carrying amount of an asset exceeds its recoverable amount. Impairment losses are recognised in the income statement unless the asset has been revalued previously in which case the impairment loss is recognised as a reversal to the extent of the previous revaluation with any excess recognised through the income statement.
Impairment losses recognised in respect of cash generating units are allocated first to reduce the carrying amount of any goodwill allocated to the cash generating unit (group of units) and then, to reduce the carrying amount of the other assets in the unit (group of units) on a pro rata basis.
When a decline in the fair value of an available for sale financial asset has been recognised directly in equity and there is objective evidence that the asset is impaired, the cumulative loss that had been recognised directly in equity is recognised in profit or loss. The amount of the cumulative loss that is recognised in profit or loss is the difference between the acquisition cost and current fair value, less any impairment loss on that financial asset previously recognised in profit or loss.

Notes to the consolidated financial statements
Significant accounting policies (continued)
(n) Impairment (continued)
Calculation of recoverable amount
The recoverable amount of other assets is the greater of their fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash generating unit to which the asset belongs.
Reversals of impairment
An impairment loss in respect of an investment in an equity instrument classified as available for sale is not reversed through profit or loss. If the fair value of a debt instrument classified as available for sale increases and the increase can be objectively related to an event occurring after the impairment loss was recognised in profit or loss, the impairment loss shall be reversed, with the amount of the reversal recognised in the income statement.
In respect of assets, other than goodwill, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount.
An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognised.
(o) Dividends
Dividends are recognised as a liability in the period in which they are declared.
(p) Interest bearing borrowings
Current accounting policy (from 1 July 2005)
Interest bearing borrowings are recognised initially at fair value less attributable transaction costs. Subsequent to initial recognition, interest bearing borrowings are stated at amortised cost with any difference between cost and redemption value being recognised in the income statement over the period of the borrowings on an effective interest basis.
Comparative period policy (to 30 June 2005) — Unaudited
Bank loans are recognised at the principal amount, subject to set off arrangements. Interest expense is accrued at the contracted rate and included in Trade and other payables.
The quantitative effect of the change in accounting policy is set out in note 36.
(q) Net financing costs
Financing costs include interest payable on borrowings, calculated using the effective interest rate method, finance charges in respect of leases, exchange differences arising from foreign currency borrowing to the extent that they are regarded as an adjustment to interest costs and differences relating to the unwinding of the discount of assets and liabilities measured at amortised costs.
Financing costs are recognised as an expense in the period in which they are incurred, unless they relate to a qualifying asset. Financing costs incurred for the construction of any qualifying asset are capitalised during the period of time that is required to complete and prepare the asset for its intended use or sale.
Financial income is recognised as it accrues taking into account the effective yield on the financial asset.

Notes to the consolidated financial statements
Significant accounting policies (continued)
(r) Earnings per share
Basic earnings per share (EPS) is calculated by dividing the net profit attributable to members of the parent entity for the reporting period, after excluding any costs of servicing equity (other than ordinary shares and converting preference shares classified as ordinary shares for EPS calculation purposes), by the weighted average number of ordinary shares of the Company, adjusted for any bonus issue.
Diluted EPS is calculated by dividing the basic EPS earnings, adjusted by the tax effect of financial costs associated with dilutive ordinary shares and the effect on revenues and expenses of conversion to ordinary shares associated with dilutive potential ordinary shares, by the weighted average number of ordinary and dilutive potential ordinary shares adjusted for any bonus issue.
(s) Employee benefits
Defined contribution plans
Controlled entities of the Company contribute to various funds including the AUSCOAL superannuation fund. Contributions are charged against income as they are made.
Long term service benefits
The consolidated entity’s net obligation in respect of long term service benefits, other than pension plans, is the amount of future benefit that employees have earned in return for their service in the current and prior periods. The obligation is calculated using expected future increases in wage and salary rates including related on costs and expected settlement dates, and is discounted using the rates attached to the Commonwealth Government bonds at the balance sheet date which have maturity dates approximating to the terms of the consolidated entity’s obligations.
Wages, salaries, annual leave, sick leave and non monetary benefits
Liabilities for employee benefits for wages, salaries, annual leave and sick leave represent present obligations resulting from employees’ services provided to the reporting date, calculated at undiscounted amounts based on remuneration wage and salary rates that the consolidated entity expects to pay as at reporting date including related on costs, such as, workers compensation insurance and payroll tax.
Non accumulating non monetary benefits, such as medical care, housing and cars, are expensed based on the net marginal cost to the consolidated entity as the benefits are taken by the employees.

Notes to the consolidated financial statements
Significant accounting policies (continued)
(t) Provisions
A provision is recognised in the balance sheet when the consolidated entity has a present legal or constructive obligation as a result of a past event, and it is probable that an outflow of economic benefits will be required to settle the obligation. If the effect is material, provisions are determined by discounting the expected future cash flows at a pre tax rate that reflects current market assessments of the time value of money and, when appropriate, the risks specific to the liability.
Mine rehabilitation
Provisions are made for the estimated cost of rehabilitation relating to areas disturbed during the mine’s operation up to reporting date but not yet rehabilitated. Provision has been made in full for all disturbed areas at the reporting date based on current estimates of costs to rehabilitate such areas, discounted to their present value based on expected future cash flows. The estimated cost of rehabilitation includes the current cost of recontouring, topsoiling and revegetation employing legislative requirements. Changes in estimates are dealt with on a prospective basis as they arise.
Significant uncertainty exists as to the amount of rehabilitation obligations which may be incurred due to the impact of possible future changes in environmental legislation.
The amount of the provision relating to rehabilitation of mine infrastructure and dismantling obligations is recognised at the commencement of the mining project and/or construction of the assets where a legal or constructive obligation exists at that time. The provision is recognised as a liability with a corresponding asset included in mining property and development assets.
At each reporting date the rehabilitation liability is re-measured in line with changes in discount rates, and timing or amount of the costs to be incurred. Changes in the liability relating to rehabilitation of mine infrastructure and dismantling obligations are added to or deducted from the related asset, other than the unwinding of the discount which is recognised as a finance cost in the income statement as it occurs.
If the change results in a liability that exceeds the carrying amount of the asset, the asset is written-down to nil and the excess is recognised immediately in the income statement. If the change in the liability results in an addition to the cost of the asset, the recoverability of the new carrying amount is considered. Where there is an indication that the new carrying amount is not fully recoverable, an impairment test is performed with the write-down recognised in the income statement in the period in which it occurs.

Notes to the consolidated financial statements
Significant accounting policies (continued)
(u) Trade and other payables
Current period policy (from 1 July 2005)
Trade and other payables are stated at their invoiced amount.
Comparative period policy (to 30 June 2005) — Unaudited
Trade and other payables are carried at cost which is the fair value of the consideration to be paid in the future for goods and services received, whether or not billed to the company.
(v) Revenue
Revenue from the sale of coal is recognised in the income statement when the significant risks and rewards of ownership have been transferred to the buyer, as specified by individual sale agreements, and is usually the date the goods are received by the shipping agent. No revenue is recognised if there are significant uncertainties regarding recovery of the consideration due, the costs incurred cannot be measured reliably, there is a risk of return of goods or there is continuing management involvement with the goods.
Deferred revenue
Deferred revenue is recognised as revenue when the significant risks and rewards of ownership have been transferred to the buyer.
(w) Leases
Operating lease payments
Payments made under operating leases are recognised in the income statement on a straight line basis over the term of the lease. Lease incentives received are recognised in the income statement as an integral part of the total leased expense and spread over the lease term.
Finance lease payments
Minimum lease payments are apportioned between the finance charge and the reduction of the outstanding liability. The finance charge is allocated to each period during the lease term so as to produce constant periodic rate of interest on the remaining balance of the liability.
(x) Income tax
Income tax on the profit and loss for the year comprises current and deferred tax. Income tax is recognised in the income statement except to the extent that it relates to items recognised directly in equity, in which case it is recognised in equity.
Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantially enacted at the balance sheet date, and any adjustment to tax payable in respect of previous years.
Deferred tax is provided using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The following temporary differences are not provided for: goodwill, the initial recognition of assets and liabilities that affect neither accounting nor taxable profit, and differences relating to investments in subsidiaries to the extent that they will probably not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the balance sheet date.
A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realised.
Additional income taxes that arise from the distribution of dividends are recognised at the same time as the liability to pay the related dividend.

Notes to the consolidated financial statements
Significant accounting policies (continued)
(y) Goods and services tax
Revenue, expenses and assets are recognised net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the taxation authority. In these circumstances, the GST is recognised as part of the cost of acquisition of the asset or as part of the expense.
Receivables and payables are stated with the amount of GST included. The net amount of GST recoverable from, or payable to, the ATO is included as a current asset or liability in the balance sheet.
Cash flows are included in the statement of cash flows on a gross basis. The GST components of cash flows arising from investing and financing activities which are recoverable from, or payable to, the ATO are classified as operating cash flows.
(z) Deferred stripping costs
Expenditure incurred to remove overburden or waste material during the production phase of a mining operation is deferred as work in progress and capitalised as inventory to the extent it gives rise to future economic benefits and charged to operating costs on a units of production basis using the estimated average stripping ratio for the area being mined. Changes in estimates of average stripping ratios are accounted for prospectively.
For the purposes of assessing impairment, deferred stripping costs are grouped with other assets of the relevant cash generating unit.
(aa) Accounting estimates and judgements
Management discussed with the Audit and Corporate Governance Committee the development, selection and disclosure of the consolidated entity’s critical accounting policies and estimates and the application of these policies and estimates. The estimates and judgements that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.
Key sources of estimation uncertainty
Note 20 contains information about the assumptions and their risk factors relating to goodwill impairment. In note 26 detailed analysis is given of the foreign exchange exposure of the consolidated entity and risks in relation to foreign exchange movements.
Recoverability of development costs
The Group’s net assets held in Venezuela amount to $15,962,000 as at 30 June 2006, its carrying value is supported by discounted cash flows.
The Government of Venezuela has announced plans to nationalise certain privately held mining interests but it is not clear whether this policy will be implemented as announced or whether it will apply to Excel’s assets in Venezuela. If the policy does apply to Excel’s assets in Venezuela, it is not yet clear whether the carrying value of the asset will be affected. At the date of this report the Directors are of the opinion that the carrying value of the assets are not impaired.
Coal reserves amortisation
Coal reserves are being amortised based on saleable coal production over economically recoverable reserves. The amount of reserves that may be actually mined in future and the Company’s estimates of reserves from time to time in future may vary from current reserve estimates.
Critical accounting judgements in applying the consolidated entity’s accounting policies
Certain critical accounting judgements in applying the consolidated entity’s accounting policies are described below.
Business combinations
Under Australian Accounting Standards there are a number of options allowed when accounting for the acquisition of additional interests subsequent to acquiring control. Excel has elected to allocate the additional consideration over the net assets acquired to equity.

Notes to the consolidated financial statements
2. Segment reporting
Business and geographical segments
The consolidated entity operates predominantly within the coal industry in Australia.
3. Revenue

	Consolidated
		Unaudited
	2006	2005
	$000	$000

Coal sales	512,289	353,853

Other revenue
Other revenue	2,167	3,876
Port fees	3,465	—

	517,921	357,729

4. Other income

	Consolidated
		Unaudited
	2006	2005
	$000	$000

Net gain on disposal of property, plant and equipment	606	107

	606	107

5. Results from operating activities

	Consolidated
		Unaudited
	2006	2005
	$000	$000

Depreciation and amortisation	24,589	20,973

6. Personnel expenses

	Consolidated
		Unaudited
	2006	2005
	$000	$000

Wages and salaries	41,267	31,629
Contributions to defined contribution plans	2,756	2,099
Increase in liability for long service leave	907	546

	44,930	34,274

Notes to the consolidated financial statements
7. Auditors’ remuneration

	Consolidated
		Unaudited
	2006	2005
	$ 000	$ 000

Audit Services
Auditors of the Company
KPMG Australia:
Audit and review of financial reports	337	275
Other regulatory services	8	5
Overseas KPMG firms:
Audit and review of financial reports	35	28

	380	308

Other Services
Auditors of the Company
Other audit related services
KPMG Australia:
IFRS accounting services	52	50
Accounting interpretation advice	24	33

	76	83

Other non audit related services
KPMG Australia:
Other assurance services	18	60
Taxation compliance services	59	79
Due diligence services	200	—
Overseas KPMG firms:
Due diligence services	73	—

	350	139

	806	530

8. Net financing costs

	Consolidated
		Unaudited
	2006	2005
	$000	$000

Interest income	4,460	4,571
Dividend income	125	120

Financial income	4,585	4,691

Other investments:
Net loss on disposal	(1,022)	—
Interest expense	(13,243)	(9,624)
Unwinding of discount	(637)	(102)
Net foreign exchange loss	(287)	—

Financial expenses	(15,189)	(9,726)

Net financing (costs)/income	(10,604)	(5,035)

Notes to the consolidated financial statement
9. Income tax expense
Recognised in the income statement

		Consolidated
			Unaudited
		2006	2005
	Note	$ 000	$ 000

Current tax expense
Current year		31,784	14,793
Adjustments for prior years		—	(115)

		31,784	14,678

Deferred tax expense
Origination and reversal of temporary differences		22,197	1,235
(Benefit)/reversal of tax losses recognised		(8,639)	15,316

	18	13,558	16,551

Total income tax expense/(benefit) in income Statement (substantially domestic)		45,342	31,229

Numerical reconciliation between tax expense and pre-tax net profit

	Consolidated
		Unaudited
	2006	2005
	$ 000	$ 000

Profit before tax (substantially domestic)	152,312	109,032

Income tax using the domestic corporation tax rate of 30% (2005: 30%)	45,694	32,710
Increase/(decrease) in income tax expense due to:
Share of associates’ net profit	(133)	(1,864)
R&D claims	(277)	—
Other non-deductible /(assessable) items	58	1,048
Tax losses recognised	—	(550)

Under/(over) provided in prior years	—	(115)

Income tax expense on pre-tax net profit	45,342	31,229

Deferred tax recognised directly in equity

		Consolidated
			Unaudited
		2006	2005
	Note	$ 000	$ 000

Relating to equity securities available for sale		12	—
Relating to hedge reserve		(1,416)	—
IPO Costs		413	582

Total deferred tax recognised through equity	18	(991)	582

Notes to the consolidated financial statements
10. Earnings per share
Basic and diluted earning per share
The calculation of basic earnings share at 30 June 2006 was based on the profit attributable to ordinary shareholders of $98,062,000 (2005-Unaudited: $62,848,000) and a weighted average number of ordinary shares outstanding during the year ended 30 June 2006 of 204,878,114 (2005-Unaudited: 192,725,185), calculated as follows:
Profit attributable to ordinary shareholders

	Consolidated
		Unaudited
	2006	2005
	$ 000	$ 000

Profit for the period attributable to ordinary shareholders	98,062	62,848

Weighted average number of ordinary shares

	Weighted average
	number of shares
		Unaudited
	2006	2005
Issued ordinary shares at 1 July	199,870,470	182,742,325
Effect of shares issued – Institutional placement	4,879,512	—
Effect of shares issued – Share purchase plan	128,132	—
Effect of shares issued to acquire 25% of HunterCoal Pty Ltd	—	6,312,329
Effect of shares issued to acquire 51% of Millennium Coal Pty Ltd	—	1,829,285
Effect of shares issued to acquire 26% of Millennium Coal Pty Ltd	—	1,308,421
Effect of shares issued to acquire 8% of Millennium Coal Pty Ltd	—	532,825

Weighted average number of ordinary shares at 30 June	204,878,114	192,725,185

Basic and diluted earnings per share attributable to ordinary shareholders	47.9c	32.6c

There were no potential dilutive ordinary shares. The number of shares on issue at 30 June 2006 was 214,977,360 (Refer note 25 for details of movements in capital)
11. Cash and cash equivalents

	Consolidated
		Unaudited
	2006	2005
	$ 000	$ 000

Bank balances	32,972	66,889
Call deposits	6,830	38,116

Cash and cash equivalents	39,802	105,005

Notes to the consolidated financial statements
12. Trade and other receivables

	Consolidated
		Unaudited
	2006	2005
	$ 000	$ 000

Current
Trade receivables	45,495	12,190
Security deposits	25,052	16,892
Other receivables and prepayments	10,725	6,040

Fair value derivatives	3,691	26,366

	84,963	61,488

Non current
Loan to associate	—	1,304
Other debtors	7,878	8,623

	7,878	9,927

13. Inventories

	Consolidated
		Unaudited
	2006	2005
	$ 000	$ 000

Current
Raw materials and consumables	923	1,194
Work in progress	80,111	8,995
Finished goods	27,220	15,260

	108,254	25,449

14. Other financial assets

	Consolidated
		Unaudited
	2006	2005
	$ 000	$ 000

Current investments
Listed equity securities available for sale	143	—

Listed investments	—	3,611
Other investments	3,048	—

	3,048	3,611

	3,191	3,611

Non current investments
Listed investments	—	47
Unlisted investments	1,157	1,290

	1,157	1,337

Notes to the consolidated financial statements
15. Current tax assets and liabilities
The current tax liability for the consolidated entity of $22,321,000 (2005-Unaudited: $12,173,000) represents the amount of income taxes payable in respect of current and prior periods. In accordance with the tax consolidation legislation, the Company as the head entity of the Australian tax-consolidated group has assumed the current tax liability initially recognised by the members in the tax consolidation group.
16. Investments accounted for using the equity method
Investments in associates

				Ownership interest
					Unaudited
Name	Principal activities	Country of incorporation	Reporting date	2006	2005

ICC Holdings Pty Ltd	Manufacturers of metallurgical coke	Australia	30 June	50%	50%
Excel Coal Marketing Pty Ltd	Coal marketing	Australia	30 June	30%	—
GTN Copper Technology Ltd	Dormant	Australia	30 June	55.9%	55.9%
Antrim Coal Ltd	Dormant	UK	31 December	50%	50%

The consolidated entity has the following investments in associates:

			Share of			Net assets as	Share of
		Profit/	associates net	Total	Total	reported by	associate’s net
	Revenues	(loss)	profit/(loss)	Assets	Liabilities	associates	assets equity
	(100%)	(100%)	recognised	(100%)	(100%)	(100%)	accounted
	$000	$ 000	$ 000	$ 000	$ 000	$ 000	$ 000

2006
ICC Holdings Pty Ltd	53,246	68	34	29,850	11,058	18,792	9,396
Excel Coal Marketing Pty Ltd	35,627	1,363	409	25,329	23,966	1,363	409
GTN Copper Technology Ltd	—	—	—	537	—	537	300
Antrim Coal Ltd	—	—	—	2	—	2	1

	88,873	1,431	443	55,718	35,024	20,694	10,106

2005 (Unaudited)
ICC Holdings Pty Ltd	58,468	12,428	6,214	32,620	13,894	18,726	9,363
GTN Copper Technology Ltd	—	—	—	537	—	537	300
Antrim Coal	—	—	—	2	—	2	1

	58,468	12,428	6,214	33,159	13,894	19,265	9,664

Notes to the consolidated financial statements
16. Investments accounted for using the equity method
Investments in associates (continued)
Results of associates

	Consolidated
		Unaudited
	2006	2005
	$ 000	$ 000

Share of associate profit before income tax	636	9,001
Share of income tax expense	(193)	(2,787)

Share of associates net profit – accounted for using the equity method	443	6,214

Associates did not have capital or expenditure commitments or contingent liabilities at 30 June 2006 (2005 Unaudited:$Nil).
17. Interest in joint venture operation
The consolidated entity has an 80% (2005-Unaudited: 80%) interest in the Wallarah Coal Joint Venture an unincorporated joint venture whose principal activity is coal mining at Chain Valley. For the year ended 30 June 2006, the contribution of the joint venture to the operating profit of the consolidated entity was $3,569,000 (2005-Unaudited: $2,322,000). Included in the assets and liabilities of the consolidated entity’s interest in the assets and liabilities employed in the joint venture:

	Consolidated
		Unaudited
	2006	2005
	$ 000	$ 000

Current assets
Cash assets	1,928	1,649
Trade and other receivables	3,393	2,262
Inventories	828	1,244

Total current assets	6,149	5,155

Non current assets
Receivables	537	169
Plant and equipment	9,101	5,137

Total non current assets	9,638	5,306

Total assets	15,787	10,461

Current liabilities
Trade creditors	3,392	2,214
Interest bearing liabilities	1,286	1,052
Provisions	4,019	3,251

Total current liabilities	8,697	6,517

Non current liabilities
Interest bearing liabilities	1,368	1,351
Provisions	—	—

Total non current liabilities	1,368	1,351

Total liabilities	10,065	7,868

Notes to the consolidated financial statements
18. Deferred tax assets and liabilities
Recognised deferred tax assets and liabilities
Deferred tax assets and liabilities are attributable to the following:

	Assets		Liabilities		Net
		Unaudited		Unaudited		Unaudited
	2006	2005	2006	2005	2006	2005
Consolidated	$000	$000	$000	$000	$000	$000

Property, plant and equipment	(11)	(9)	14,308	9,897	14,297	9,888
Intangible assets	—	—	22,099	21,626	22,099	21,626
Other investments	(32)	(32)	137	—	105	(32)
Inventories	—	—	18,900	396	18,900	396
Interest bearing loans and borrowings	—	(588)	(810)	(145)	(810)	(733)
Employee benefits	(2,451)	(1,719)	—	—	(2,451)	(1,719)
Provisions	(4,323)	(3,307)	—	—	(4,323)	(3,307)
Contributed equity	(1,333)	(1,746)	—	—	(1,333)	(1,746)
Other items	(2,802)	(263)	3,045	1,411	243	1,148
Tax value of loss carry-forwards	(51,999)	(43,360)	—	—	(51,999)	(43,360)

Tax (assets)/liabilities	(62,951)	(51,024)	57,679	33,185	(5,272)	(17,839)
Set off of tax	14,538	12,171	(14,538)	(12,171)	—	—

Net tax (assets)/liabilities	(48,413)	(38,853)	43,141	21,014	(5,272)	(17,839)

Unrecognised deferred tax assets
Deferred tax assets have not been recognised in respect of the following items:

	Consolidated
		Unaudited
	2006	2005
	$ 000	$ 000

Capital tax losses	3,393	—

Tax losses do not expire under current tax legislation. Deferred tax assets have not been recognised in respect of capital tax losses because it is not probable that future taxable profit will be available against which the consolidated entity can utilise the benefits from the capital tax losses.

Notes to the consolidated financial statements
18. Deferred tax assets and liabilities (continued)
Movement in temporary differences during the year

	Consolidated
	Balance	Recognised	Recognised	Balance
	1 July 2005	in income	in equity	30 June 2006
	$ 000	$ 000	$ 000	$ 000

Property, plant and equipment	9,888	4,409	—	14,297
Intangible assets	21,626	473	—	22,099
Other investments	(32)	137	—	105
Inventories	396	18,504	—	18,900
Interest bearing loans and borrowings	(733)	(77)	—	(810)
Employee benefits	(1,719)	(732)	—	(2,451)
Provisions	(3,307)	(1,016)	—	(4,323)
Contributed equity	(1,746)	—	413	(1,333)
Other items	1,148	499	(1,404)	243
Tax value of loss carry-forwards (recognised)/derecognised	(43,360)	(8,639)	—	(51,999)

	(17,839)	13,558	(991)	(5,272)

	Consolidated (unaudited)
	Balance		Recognised		Balance
	1 July	Recognised	on	Recognised	30 June
	2004	in income	acquisition	in equity	2005
	$ 000	$ 000	$ 000	$000	$ 000

Property, plant and equipment	9,194	694		—	9,888
Intangible assets	8,815	1,085	11,726	—	21,626
Other investments	(32)	—		—	(32)
Inventories	266	130		—	396
Interest bearing loans and borrowings	(676)	(57)		—	(733)
Employee benefits	(1,413)	(306)		—	(1,719)
Provisions	(3,192)	(115)		—	(3,307)
Contributed equity	(2,328)	—		582	(1,746)
Other items	1,344	(196)		—	1,148
Tax value of loss carry-forwards (recognised)/derecognised	(58,676)	15,316		—	(43,360)

	(46,698)	16,551	11,726	582	(17,839)

Notes to the consolidated financial statements
19. Property, Plant and equipment

	Consolidated
			Plant	Leased
	Land and	Open cut	and	plant and	Capital WIP
	buildings	infrastructure	equipment	equipment	at cost	Total
	$ 000	$ 000	$ 000	$000	$000	$000

Cost
Unaudited
Balance at 1 July 2004	19,324	6,027	202,028	48,945	8,907	285,231
Acquisitions through business combinations	—	—	1,143	—	—	1,143
Additions	24,454	—	13,556	2,233	74,447	114,690
Disposals	—	—	(2,660)	—	—	(2,660)
Transfers			819	(819)	—	—

Balance at 30 June 2005 (Unaudited)	43,778	6,027	214,886	50,359	83,354	398,404

Balance at 1 July 2005	43,778	6,027	214,886	50,359	83,354	398,404
Additions	2,017	93	13,362	41,935	274,906	332,313
Transfers	(931)	613	50,951	—	(50,633)	—
Disposals	(91)	—	(227)	(7,140)	(12)	(7,470)

Balance at 30 June 2006	44,773	6,733	278,972	85,154	307,615	723,247

Unaudited
Depreciation
Balance at 1 July 2004	2,600	1,415	137,246	11,015	—	152,276
Depreciation charge for the year	68	364	10,726	5,772	—	16,930
Disposals	—	—	(2,535)	—	—	(2,535)

Balance at 30 June 2005 (Unaudited)	2,668	1,779	145,437	16,787	—	166,671

Balance at 1 July 2005	2,668	1,779	145,437	16,787	—	166,671
Depreciation charge for the Year	45	376	13,079	7,231	58	20,789
Transfers	(1,064)	673	391	—	—	—
Disposals	(71)	—	(216)	(2,673)	—	(2,960)

Balance at 30 June 2006	1,578	2,828	158,691	21,345	58	184,500

Carrying amounts
At 1 July 2004 (Unaudited)	16,724	4,612	64,782	37,930	8,907	132,955

At 30 June 2005 (Unaudited)	41,110	4,248	69,449	33,572	83,354	231,733

At 1 July 2005	41,110	4,248	69,449	33,572	83,354	231,733

At 30 June 2006	43,195	3,905	120,281	63,809	307,557	538,747

Notes to the consolidated financial statements
19. Property, Plant and equipment (continued)
Leased plant and machinery
The consolidated entity leases production equipment under a number of finance lease agreements. At the end of each of the leases the consolidated entity has the option to purchase equipment at an arm’s length price. At 30 June 2006, the net carrying amount of leased plant and machinery was $63,809,000 (2005-Unaudited: $33,572,000). The leased equipment secures lease obligations (see note 22).
Property, plant and equipment under construction
During the year ended 30 June 2006, the consolidated entity continued construction of its Millennium mine located near Moranbah, in Northern Queensland and various projects at its Wambo mine in the Hunter Valley. In addition, the Excel Group commenced construction of the Wilpinjong mine in February 2006. At 30 June 2006 and 2005 the following amounts were included in capital WIP:

	Consolidated
		Unaudited
	2006	2005
	$ 000	$ 000

LakeCoal	518	—
Millennium	179,987	56,036
Wambo	73,673	27,318
Wilpinjong	53,437	—

	307,615	83,354

Notes to the consolidated financial statements
20. Intangible assets

	Consolidated
	Exploration
	and
	evaluation	Coal reserves	Goodwill	Other	Total
	$ 000	$ 000	$ 000	$ 000	$ 000

Cost (Unaudited)
Balance at 1 July 2004	40,254	18,787	2,333	987	62,361
Acquisitions through business combinations	16,414	50,812	5,447	—	72,673
Additions	4,806	—	—	1,196	6,002

Balance at 30 June 2005 (Unaudited)	61,474	69,599	7,780	2,183	141,036

Balance at 1 July 2005	61,474	69,599	7,780	2,183	141,036
Additions	7,948	—	—	1	7,949
Amounts written off	(12,017)	—	—	—	(12,017)

Balance at 30 June 2006 (Unaudited)	57,405	69,599	7,780	2,184	136,968

Amortisation and impairment losses (Unaudited)
Balance at 1 July 2004	23,694	3,616	—	627	27,937
Amortisation for the year	2,818	1,205	—	20	4,043

Balance at 30 June 2005	26,512	4,821	—	647	31,980

Balance at 1 July 2005	26,512	4,821	—	647	31,980
Amortisation for the year	2,575	1,205	—	20	3,800
Amounts written off	(12,017)	—	—	—	(12,017)

Balance at 30 June 2006	17,070	6,026	—	667	23,763

Carrying amounts
At 1 July 2004 (Unaudited)	16,560	15,171	2,333	360	34,424

At 30 June 2005 (Unaudited)	34,962	64,778	7,780	1,536	109,056

At 1 July 2005	34,962	64,778	7,780	1,536	109,056

At 30 June 2006	40,335	63,573	7,780	1,517	113,205

Notes to the consolidated financial statements
20. Intangible assets (continued)
Amortisation charge
The amortisation charge is recognised in the following line items in the income statement:

		Unaudited
	2006	2005
	$ 000	$ 000

Cost of sales	3,800	4,043

Impairment tests for cash generating units containing goodwill
The following units have significant carrying amounts of goodwill:

		Unaudited
	2006	2005
	$ 000	$ 000

Venezuela (TCSV)	7,780	7,780

The recoverable amount of the cash generating unit is based on value in use calculations. Those calculations use cash flow projections based on actual operating results and a 20-year cash flow model. A pre-tax discount rate of 8% has been used in discounting the projected cash flows.
The key assumptions and the approach to determining their value in the current and previous period are:

Assumption	How determined
Coal prices	Statistical analysis of long term market price trends adjusted annually for actual experience.
Exploration and evaluation assets
The recoverability of the carrying amounts of exploration and evaluation assets is dependent on the successful development and commercial exploitation or sale of the respective area of interest.
21. Trade and other payables

		Unaudited
	2006	2005
	$ 000	$ 000

Trade payables	49,074	31,301
Other trade payables and accrued expenses	55,208	37,800
Fair value derivatives	1,996	26,366
Loans from controlled entities	—	—

	106,278	95,467

Deferred revenue

		Unaudited
	2006	2005
	$ 000	$ 000

Current
Deferred revenue	28,208	—

Non Current
Deferred revenue	25,266	—

Deferred revenue relates to cash received in advance of physical delivery of coal. The consolidated entity’s contractual commitments are to deliver 600,000 tonnes prior to 30 June 2007 and a further 543,000 tonnes prior to 31 March 2008.

Notes to the consolidated financial statements
22. Interest bearing loans and borrowings
This note provides information about the contractual terms of the consolidated entity’s interest bearing loans and borrowings. For more information about the consolidated entity’s exposure to interest rate and foreign currency risk, see note 26.

	Consolidated
		Unaudited
	2006	2005
	$ 000	$ 000

Current liabilities
Unsecured bank loans	15,284	—
Loan from associate	—	8,000
Finance lease liabilities	8,978	6,154

	24,262	14,154

Non current liabilities
Unsecured bank loans	78,229	—
Unsecured bond issues	141,177	139,750
Finance lease liabilities	56,102	28,945

	275,508	168,695

	Consolidated
		Unaudited
	2006	2005
	$ 000	$ 000

Financing facilities
Unsecured bank loans	145,513	—
Loan from associate	—	8,000
Unsecured bond issues	141,177	139,750

	286,690	147,750

Facilities utilised at reporting date
Unsecured bank loans	93,513	—
Loan from associate	—	8,000
Unsecured bond issues	141,177	139,750

	234,690	147,750

Facilities not utilised at reporting date
Unsecured bank loans (working capital facility)	52,000	—
Loan from associate	—	—
Unsecured bond issues	—	—

	52,000	—

Notes to the consolidated financial statements
22. Interest bearing loans and borrowings (continued)
Financing arrangements
Bank loans
Bank loans are denominated in Australian dollars. The bank loans amount in current liabilities comprises the portion of the consolidated entity’s bank loan payable within one year $15,284,000 (2005-Unaudited: $Nil).
The bank loans are unsecured. The non-current bank loans are payable on or before 31 December 2009 on predetermined equal instalment basis. The working capital facility is subject to annual review.
The loans bear interest at the banks’ prime rates plus 1.25% (2005-Unaudited: 1.25%), payable at the discretion of the consolidated entity between one and six months.
Bond issue
The bonds were issued in the US Private Placement market in December 2004. The bonds are denominated in US dollars and are unsecured. The bonds bear an average fixed rate of 6.7%. The bonds are payable in predetermined instalment basis, commencing December 2009 and finishing in December 2015. Interest is paid six monthly in arrears.
Finance lease facility
The consolidated entity’s lease liabilities are secured by the leased assets of $63,809,000 (2005-Unaudited: $33,572,000), as in the event of default, the assets revert to the lessor.
Finance lease liabilities
Finance lease liabilities of the consolidated entity are payable as follows:

	Consolidated
	Minimum			Minimum
	lease			lease
	payments	Interest	Principal	payments	Interest	Principal
				Unaudited	Unaudited	Unaudited
	2006	2006	2006	2005	2005	2005
	$ 000	$ 000	$ 000	$ 000	$ 000	$ 000

Less than one year	13,249	(4,271)	8,978	8,491	(2,337)	6,154
Between one and five years	47,120	(9,948)	37,172	33,493	(4,548)	28,945
More than five years	20,679	(1,749)	18,930	—	—	—

	81,048	(15,968)	65,080	41,984	(6,885)	35,099

The consolidated entity leases plant and equipment under finance leases expiring from one to seven years. At the end of the lease term, the consolidated entity has the option to purchase the equipment.

Notes to the consolidated financial statements
23. Employee benefits
Current

	Consolidated
		Unaudited
	2006	2005
	$ 000	$ 000

Salaries and wages accrued	1,625	—
Liability for annual leave	6,868	5,928

	8,493	5,928

Non Current

	Consolidated
		Unaudited
	2006	2005
	$ 000	$ 000

Liability for long service leave	4,963	4,056

Defined contribution plans
The consolidated entity makes contributions to various third party defined contribution superannuation schemes. The amount recognised as expense was $3,036,000 for the year ended 30 June 2006 (2005- Unaudited: $1,999,000).

Notes to the consolidated financial statements
24. Provisions

	Mine rehabilitation	Other	Total
	$ 000	$ 000	$ 000

Consolidated
Balance at 1 July 2005	17,155	2,876	20,031
Provisions made during the year	3,565	495	4,060
Provisions used during the year	(375)	(3,066)	(3,441)
Provisions reversed during the year	(3,368)	—	(3,368)
Unwinding of discount	637	—	637

Balance at 30 June 2006	17,614	305	17,919

2005
Current (Unaudited)	2,791	2,877	5,668
Non current (Unaudited)	14,364	—	14,364

	17,155	2,877	20,032

2006
Current	3,131	305	3,436
Non current	14,483	—	14,483

	17,614	305	17,919

Mine rehabilitation
In accordance with State government legislative requirements, a provision for mine rehabilitation has been recognised in relation to the consolidated entity’s coal mining operations. The basis for accounting is set out in note (t) of the significant accounting policies.

Notes to the consolidated financial statements
25. Capital and reserves
Share capital

			Unaudited	Unaudited
	2006	2006	2005	2005
	$ 000	No. of shares	$ 000	No. of shares

On issue at 1 July	181,699	199,870,470	92,222	182,742,325
Institutional placement net of transaction costs	99,302	14,598,540	—	—
Share purchase plan	3,411	508,350	—	—
Shares issued to acquire 25% of HunterCoal Pty Ltd	—	—	28,320	8,000,000
Shares issued to acquire 51% of Millennium Coal Pty Ltd	—	—	12,624	2,703,195
Shares issued to acquire 26% of Millennium Coal Pty Ltd	—	—	32,066	4,264,050
Shares issued to acquire 8% of Millennium Coal Pty Ltd	—	—	17,049	2,160,900
Reversal of deferred taxes in equity	(413)	—	(582)	—

On issue at 30 June – fully paid	283,999	214,977,360	181,699	199,870,470

Translation reserve
The translation reserve comprises all of foreign exchange differences arising from the translation of the financial statements of foreign operations where their functional currency is different to the presentation currency of the reporting entity, as well as from the translation of liabilities that hedge to Company’s net investment in a foreign subsidiary.
Hedging reserve
The hedging reserve comprises the effective portion of the cumulative net change in the fair value of cash flow hedging instruments related to hedged transactions that have not yet occurred.
Fair value reserve
The fair value reserve includes the cumulative net change in the fair value of available-for-sale investments until the investment is derecognised or considered impaired.
Share Purchase Plan
In February 2006 the Company offered shares to shareholders under a share purchase plan. Each shareholder on the relevant record date was entitled to buy up to $5,000 worth of Company shares at $6.72 per share.

Notes to the consolidated financial statements
25. Capital and reserves (continued)
Dividends
Dividends paid or declared by the Company to members since the end of the previous financial year were:

	Cents per	Total amount		Date of
	share	$000	Franked %	payment

Declared and paid during 2006
Interim 2006 ordinary	13.0	27,881	100%	14 Mar 2006
Final 2005 ordinary	16.0	31,979	100%	16 Sep 2005

Total amount		59,860

(Unaudited)
Declared and paid during 2005
Interim 2005 ordinary	8.0	15,476	100%	14 Mar 2005
Final 2004 ordinary	6.0	11,444	100%	20 Oct 2004

Total amount		26,920

Declared after end of year
After the balance sheet date the following dividends were declared by the directors. The dividends have not been provided and there are no income tax consequences.

Final 2006 ordinary	10.5	22,573	100%	15 Sep 2006

The financial effect of these dividends have not been brought to account in the financial statements of the year ended 30 June 2006 and will be recognised in subsequent financial reports.

Notes to the consolidated financial statements
25. Capital and reserves (continued)
Dividends

		Unaudited
	2006	2005
	$ 000	$ 000

Dividend franking account

30% franking credits available to shareholders of Excel Coal Limited for subsequent financial years	24,985	15,178

The above available amounts are based on the balance of the dividend franking account at year-end adjusted for:
(a)	franking credits that will arise from the payment of the current tax liabilities;

(b)	franking debits that will arise from the payment of dividends recognised as a liability at the year-end;

(c)	franking credits that will arise from the receipt of dividends recognised as receivables by the tax consolidated group at the year-end; and

(d)	franking credits that the entity may be prevented from distributing in subsequent years.
The ability to utilise the franking credits is dependent upon there being sufficient available profits to declare dividends.
The impact on the dividend franking account of dividends declared after the balance sheet date but not recognised as a liability is to reduce it by $9,674,000 (2005- Unaudited: $13,705,000).
26. Financial instruments
Exposure to credit, interest rate and currency risks arises in the normal course of the consolidated entity’s business. Derivative financial instruments are used to hedge exposure to fluctuations in foreign exchange rates.
Credit risk
Management has a credit policy in place and the exposure to credit risk is monitored on an ongoing basis. Credit evaluations are performed on all customers requiring credit over a certain amount. The consolidated entity does not require collateral in respect of financial assets. Where necessary the consolidated entity uses trade finance instruments such as letters of credit to secure trade debts.
Transactions involving derivative financial instruments are with counterparties with a sound credit rating. Given their high credit ratings, management does not expect any counterparty to fail to meet its obligations.
At the balance sheet date there were no significant concentrations of credit risk. The maximum exposure to credit risk is represented by the carrying amount of each financial asset, including derivative financial instruments, in the balance sheet.
Interest rate risk
The consolidated entity’s exposure to interest rate risk, which is the risk that a financial instrument will fluctuate as a result of changes in market interest rates has been addressed partially by the entity entering into fixed rate loans. The consolidated entity is exposed to movements in interest rates as set out in the table below.

Notes to the consolidated financial statements
26. Financial instruments (continued)
Effective interest rates and repricing analysis
In respect of income-earning financial assets and interest-bearing financial liabilities, the following table indicates their effective interest rates at the balance sheet date and the periods in which they reprice.

												Unaudited
Consolidated
	2006								2005
		Effective						More	Effective
		interest		6 months	6-12			than 5	interest		6 months	6-12			More than 5
		rate	Total	or less	months	1-2 years	2-5 years	years	rate	Total	or less	months	1-2 years	2-5 years	years
	Note	%	$000	$000	$000	$000	$000	$000	%	$000	$000	$000	$000	$000	$000

Cash and cash equivalents	11	5.75	39,802	39,802	—	—	—	—	4.17	105,005	105,005	—	—	—	—
Unsecured bank loans:
AUD floating rate loan	22	7.15	(93,513)	—	(14,000)	(28,000)	(51,513)	—	—	—	—	—	—	—	—
Unsecured bond issues:
USD fixed rate bonds*	22	6.67	(141,177)	—	—	—	(22,036)	(119,141)	6.67	(139,750)	—	—	—	—	(139,750)
Loan from associate	22	—	—	—	—	—	—	—	7.41	(8,000)	(8,000)	—	—	—	—
Finance lease liabilities*	22	6.79	(65,080)	(4,392)	(4,586)	(7,977)	(29,192)	(18,933)	6.79	(35,099)	—	(6,154)	(28,945)	—	—

			(259,968)	35,410	(18,586)	(35,977)	(102,741)	(138,074)		(77,844)	97,005	(6,154)	(28,945)	—	(139,750)

*These assets/liabilities bear interest at a fixed rate.

Excel Coal Limited
Notes to the consolidated financial statements
26. Financial instruments (continued)
Foreign currency risk
The consolidated entity is exposed to foreign currency risk on sales, purchases and borrowings that are denominated in a currency other than the Australian dollar. The currencies giving rise to this risk are primarily US Dollars and to a lesser extent Pounds Sterling.
The consolidated entity hedges between 70 and 100 per cent of its estimated foreign currency exposure in respect of forecast sales and purchases over the following 12-18 months. The consolidated entity hedges beyond this period in respect of fixed price, fixed term contracts. The consolidated entity uses forward exchange contracts to hedge its foreign currency risk. Most of the forward exchange contracts have maturities of less than one year after the balance sheet date. Where necessary, the forward exchange contracts are rolled over at maturity.
The principal amounts of the consolidated entity’s USD notes (see note 22) have been fully hedged using forward contracts that mature on the same date as the notes are due for repayment. For the consolidated entity, the fair value of the derivative used to hedge the USD loan at 30 June 2006 was a $5,936,000 loss (2005-Unaudited: $Nil) which has been recorded in other non current liabilities.
Forecast transactions
The consolidated entity classifies its forward exchange contracts hedging forecast transactions as cash flow hedges and states them at fair value. The fair value of forward exchange contracts at 1 July 2005 was adjusted against the opening balance of the hedging reserve at that date.
For the consolidated entity, the net fair value of forward exchange contracts used as hedges of forecast transactions at 30 June 2006 was $1,695,000 (2005-Unaudited: $Nil), comprising assets of $3,691,000 (2005-Unaudited: $26,366,000) and liabilities of $1,996,000 (2005-Unaudited: $26,366,000) that were recognised as fair value derivatives.
Recognised assets and liabilities
Changes in the fair value of forward exchange contracts that economically hedge monetary assets and liabilities in foreign currencies and for which no hedge accounting is applied are recognised in the income statement. Both the changes in fair value of the forward contracts and the foreign exchange gains and losses relating to the monetary items are recognised as part of “net financing costs” (see note 8).
Hedge of net investment in foreign subsidiary
The consolidated entity does not hedge its investment in its foreign subsidiary.
Fair values
All financial instruments are stated at fair value.

Excel Coal Limited
Notes to the consolidated financial statements
26. Financial instruments (continued)
Estimation of fair values
The following summarises the major methods and assumptions used in estimating the fair values of financial instruments reflected in the table.
Securities
Fair value is based on quoted market prices at the balance sheet date without any deduction for transaction costs.
Derivatives
Forward exchange contracts are marked to market using listed market prices.
Interest-bearing loans and borrowings
Fair value is calculated based on discounted expected future principal and interest cash flows.
Finance lease liabilities
The fair value estimated as the present value of future cash flows, discounted at market interest rate for homogenous lease agreements. The estimated fair values reflect change in interest rates.
Trade and other receivables/payables
For receivables/payables with a remaining life of less than one year, the notional amount is deemed to reflect the fair value. All other receivables/payables are discounted to determine the fair value.
Interest rates used for determining fair value
The entity uses the 90 day bank bill swap rate of 30 June 2006 plus an adequate constant credit spread to discount financial instruments. The interest rates used are as follows:

		Unaudited
	2006	2005

Loans and borrowings	7.0%-7.5%	6.5%-7.5%
Leases	6.7%-7.7%	7.0%-7.5%

27. Operating leases
Leases as lessee
Non-cancellable operating lease rentals are payable as follows:

	Consolidated
		Unaudited
	2006	2005
	$ 000	$ 000

Less than one year	243	59
Between one and five years	1,002	933
More than five years	84	342

	1,329	1,334

Payments made under operating leases are expensed on a straight line basis over the term of the lease, except where an alternative basis is more representative of the pattern of benefits to be derived from the leased property.
The cost of improvements to or on leasehold property is capitalised, disclosed as leasehold improvements, and amortised over the unexpired period of the lease or the estimated useful lives of the improvements, whichever is the shorter.

Excel Coal Limited
Notes to the consolidated financial statements
28. Capital and other commitments

	Consolidated
		Unaudited
	2006	2005
	$ 000	$ 000

Capital expenditure commitments
Plant and equipment
Contracted but not provided for and payable:
Within one year	130,024	175,676

Joint venture commitments
Capital commitments of the consolidated entity to the joint venture operation:
Within one year	4,339	—

Share of capital commitments of the joint venture operations:
Within one year	3,471	—

Exploration expenditure and employee commitments
There were no material exploration or employee compensation commitments not otherwise provided for in the financial statements.
29. Contingencies
The consolidated entity has been implementing, in conjunction with the Department of Mineral Resources (DMR), a tailings disposal strategy in relation to Wambo Coal Pty Ltd. A condition in the sale and purchase contract for Wambo was for the vendor to provide an indemnity of up to $35,000,000 in relation to the cost of rectifying the tailings problem. Of this indemnity $20,000,000 was provided in the form of a security deposit to the DMR.
The liability for rectifying the tailings issue has not been recognised in the balance sheet as the vendor of Wambo Coal is responsible for meeting the cost of rectification.
The directors are of the opinion that additional provisions are not required in respect of this tailings issue, as it is not probable that a future sacrifice of economic benefits will be required.

Excel Coal Limited
Notes to the consolidated financial statements
30. Consolidated entities

		Ownership interest
			Unaudited
	Country of	2006	2005
Note	incorporation	%	%

Parent entity
Excel Coal Limited	Australia

Subsidiaries
Excel Holdings Pty Ltd	Australia	100	100
Excel Resources Pty Ltd	Australia	100	100
Excel Equities Pty Ltd	Australia	100	100
Excel Equities International Pty Ltd	Australia	100	100
Excel Employment Services Pty Ltd	Australia	100	100
Cumbo Land Pty Ltd	Australia	100	100
Hunter Coal Pty Ltd	Australia	100	100
Wambo Coal Pty Ltd	Australia	75	75
Wambo Coal Terminal Pty Ltd	Australia	75	75
SouthCoal Pty Ltd	Australia	100	100
Metropolitan Collieries Pty Ltd	Australia	100	100
Helensburgh Coal Pty Ltd	Australia	100	100
LakeCoal Pty Ltd	Australia	100	90
Millennium Coal Pty Ltd	Australia	85	85
Wilpinjong Coal Pty Ltd	Australia	100	100
Seaham #4 Colliery Pty Ltd	Australia	75	75
Newangle Mining Pty Ltd	Australia	90	90
Excelven Pty Ltd	British Virgin Islands	51	51
Complejo Siderurgico Del Lago, Cosila SA	Venezuela	97	97
Transportes Coal Sea de Venezuela	Venezuela	100	100
Tingha Mining Associates Pty Limited	Australia	100	100
Fibinv Pty Limited	Australia	100	100
RFC Americas Inc	USA	100	100
Happyclam Pty Limited	Australia	100	100
RFC Investment Management Pty Ltd	Australia	100	100
RFC Royalty Investments Pty Ltd	Australia	100	100
In the financial statement of the Company, investments in controlled entities and associates are measured at cost and included with other financial assets. Refer to notes 1(i) and 14 .

Excel Coal Limited
Notes to the consolidated financial statements
31. Acquisitions of subsidiaries (Unaudited)
In the year ended 30 June 2005 the Company purchased 85% of the ordinary share capital of Millennium Coal Pty Ltd and the Group purchased 51% of TCSV and an effective 49% of Cosila. In the 8 months since acquisition Millennium Coal Pty Ltd, and 10 months for Cosila and TCSV contributed net profit of $Nil, $Nil and loss of $189,000 respectively to the consolidated net profit for the year. If the acquisition had occurred on 1 July 2004, consolidated net profit would have increased by $593,000.

	Consolidated
		Unaudited
	2006	2005
Note	$000	$000

Cash consideration	—	88,318
Cash acquired	—	(52,679)

Net cash outflow/(inflow)	—	35,639

Fair value of net assets of equity acquired:
Cash assets	—	52,679
Receivables	—	9,000
Inventories	—	2,948
Other financial assets	—	263
Property, plant and equipment	—	27,685
Exploration, evaluation and development expenditure	—	16,931
Coal reserves	—	56,252
Other	—	6,996
Payables	—	(6,354)
Deferred tax liabilities	—	(11,726)
Interest bearing liabilities	—	(12,643)
Other provisions	—	(7,475)
Retained earnings	—	76,740
Outside equity interest on acquisition	—	(12,510)

	—	198,786

Consideration – (cash)	—	88,318
Consideration – (non cash) — shares	—	90,059
Consideration – (non cash) — other	—	20,409

Total Consideration	—	198,786

The only adjustment to book values was to record coal reserves. Coal reserves of $76,740,000 acquired subsequent to obtaining control has been written off on acquisition to reserves as a transaction with owners.
The operating results for Cosila, TCSV and Millennium have been included in the statement of financial performance from the date of acquisition being 1 September 2004 (Cosila and TCSV) and 31 October 2004 (Millennium). Cosila and Millennium are coal projects in development. TCSV is a barge loading facility.

Excel Coal Limited
Notes to the consolidated financial statements
32. Reconciliation of cash flows from operating activities

	Consolidated
		Unaudited
	2006	2005
Note	$000	$000

Cash flows from operating activities

Profit for the period	106,970	77,803
Adjustments for:
Loss on sale of other financial assets	1,022	1
Gain on sale of plant and equipment	(606)	(107)
Impairment of other financial assets	—	1,052
Interest on finance lease and borrowings	5,367	2,675
Depreciation and amortisation	24,589	20,973
Amortisation of borrowing costs	1,369	400
Unrealised foreign exchange losses/(gains)	(123)	148
Share of associates’ net profit	(443)	(404)
Other non-cash items	94	9
Income tax expense	45,342	31,229

(Increase)/decrease in trade and other receivables	(21,426)	(8,316)
Increase in inventories	(82,805)	(12,799)
Decrease in other current assets	(4,871)	(3,449)
(Increase) in other non-current assets	(1,018)	(2,868)
Increase/(decrease) in payables	7,426	4,177

Increase/(decrease) in provisions	(2,113)	569

Net cash from operating activities	78,774	111,093

Non cash items
In accordance with Group policy interest expense of $5,663,000 (2005-Unaudited: $1,710,000) was capitalised and included in the cost of qualifying assets in property, plant and equipment.

Excel Coal Limited
Notes to the consolidated financial statements
33. Related parties
The following were key management personnel of the consolidated entity at any time during the reporting period and unless otherwise indicated were key management personnel for the entire period.
Non-Executive Directors
RB Massy-Greene (Chairman)
RW Chadwick
JC Conde AO
TW Williamson
Executive Directors
AJ Haggarty (Managing Director)
AJ Davies (Executive Director, Operations)
CJR Ellis (Executive Director, Project Development)
AH Plummer (Executive Director, Business Development)
Executives
A De Santis (General Manager, Metropolitan)
W Dean (General Manager, Wambo)
K Downham (General Manager Development and Operations, Wilpinjong)
N Jones (Chief Financial Officer)
M Madrigal (General Manager, Venezuelan Operations)
C Vorias (General Manager, Millennium)
Remuneration levels are set to attract and retain appropriately qualified and experienced directors and senior executives. As part of its agreed mandate the Audit and Corporate Governance Committee obtains independent advice on the appropriateness of remuneration packages, given trends in comparative companies. Remuneration packages include a mix of fixed remuneration and performance-based remuneration.
The remuneration structures explained below are designed to attract suitably qualified candidates, and to affect the broader outcome of increasing the consolidated entity’s net profit attributable to members of the parent entity. The remuneration structures take into account:
•	the overall level of remuneration for each director and executive;

•	the executives’ ability to control performance; and

•	the amount of incentives with each executive’s remuneration.
Executive directors and senior executives may receive bonuses based on the achievement of specified performance hurdles.

Excel Coal Limited
Notes to the consolidated financial statements
33. Related parties (continued)
Non-executive directors
Total remuneration for all non-executive directors, last voted upon by shareholders in March 2004, is not to exceed $500,000 per annum and is set based on advice from external advisors with reference to fees paid to non-executive directors of comparable companies. Directors’ base fees are $60,000 per annum (2005-Unaudited: $50,000). The Chairman receives $110,000 and the Deputy Chairman receives $75,000. Non-executive directors do not receive performance related remuneration. Directors’ fees cover all main Board activities. The independent non-executive directors who sit on the Audit and Corporate Governance Committee receive an additional payment of $25,000 pa (2005-Unaudited: $10,000). The Chairman of the Audit and Corporate Governance Committee receives an additional $5,000 pa (2005-Unaudited: $5,000). There are no termination or retirement benefits for non-executive directors.
Contract terms and conditions
The key terms and conditions common to all executive directors and specified executive contracts are as follows:
•	the contracts are not for a fixed term;

•	the remuneration comprises two elements:
i)	a fixed component, which includes the cost to the Company of any superannuation contributions made by the Company on behalf of an executive; and

ii)	a variable component targeted at 20% of base salary, subject to performance, that normally applies where the executive is in a position to impact directly the financial or operating performance of the Company;
•	the Company can terminate employment at any time without prior notice if the executive director or specified executive commits any serious breach of any of the provisions of their agreement or is guilty of any grave misconduct or wilful neglect in the discharge of their duties. Either party may terminate their agreement at any time with one month written notice. The Company is entitled to make payment in lieu of notice on termination of the relevant agreement.
On termination other than redundancy, the executive director or specified executive is entitled to statutory accruals only and one month’s pay in lieu of notice. For redundancy, there is an entitlement to 3 weeks payment for each completed year of service.
Significant variations to the above terms are highlighted below.

Excel Coal Limited
Notes to the consolidated financial statements
33. Related parties (continued)
Mr Davies
Mr Davies has a one year contract with the consolidated entity, which commenced 1 March 2005. The contract is renewable at the option of either party and the option was exercised in March 2006. This option has been exercised. The rate is set on a per diem basis and is commensurate with his position of executive director. Mr Davies does not accrue annual leave, long service or sick leave under the contract and no termination benefits are provided for.
Bonus Plans
The consolidated entity’s management remuneration is structured to promote superior financial performance. It is regarded as a key tool in motivating executives and employees to achieve goals consistent with Company goals that lead to long term corporate growth and success.
Non-executive directors
Non-executive directors do not receive any performance related remuneration.
Executive directors
For the bonuses paid in respect of the financial year ended 30 June 2005 the executive directors participated in the specified executive scheme. At 30 June 2006 an amount of 20% of base salary for each executive director has been accrued in the accounts.
Specified executives
Each of the specified executives participates in the Incentive Bonus Plan established in November 2002.
An individual’s incentive bonus is dependent upon two factors, an individual performance rating and the business performance pool.
An individual performance rating comprises an assessment of performance against KPIs which include financial, people, risk and strategy measures. Financial KPIs are consolidated entity performance against budget on a cost per saleable tonne basis and profitability. All budgets are approved by the Board at the beginning of each financial year.
Director and specified executive remuneration for the year ended 30 June 2006
Key management personnel compensation
The key management personnel compensation included in ‘personnel expenses’ are as follows:

	Consolidated
		Unaudited
	2006	2005
	$	$

Short term employee benefits	3,976,741	3,407,224
Post-employment benefits	116,706	440,124

	4,093,447	3,847,348

Excel Coal Limited
Notes to the consolidated financial statements
33. Related parties (continued)
Director and specified executive remuneration for the year ended 30 June 2006 (continued)
Individual directors and executive compensation disclosures
Apart from the details disclosed in this note, no director has entered into a material contract with the consolidated entity since the end of the previous financial year and there were no material contracts involving directors’ interests existing at year-end.
The following table provides the details of all directors of the Company (“specified directors”) and the five or more executives of the consolidated entity with the greatest authority (“specified executives”) and the nature and amount of the elements of their remuneration for the year ended 30 June 2006.

	Short term		Post Employment
	Salary
	and fees	Bonus[1]	Superannuation	Total
	$	$	$	$

Directors
Non-Executive
RB Massy-Greene	97,861	—	12,139	110,000
RW Chadwick[2]	94,200	—	—	94,200
JC Conde AO	90,000	—	—	90,000
TW Williamson	85,000	—	—	85,000

Executive
AJ Haggarty Managing Director	487,036	97,407	12,139	596,582
AJ Davies Executive Director – Operations	437,003	76,907	—	513,910
CJR Ellis Executive Director – Project Development	384,536	76,907	12,139	473,582
AH Plummer Executive Director – Business Development	393,840	76,907	12,139	482,886

Total Directors	2,069,476	328,128	48,556	2,446,160

Executives
A De Santis General Manager (Metropolitan)	259,016	48,425	12,139	319,580
W Dean General Manager (Wambo)	251,746	36,520	12,139	300,405
K Downham General Manager Development and Operations (Wilpinjong Coal)	152,212	33,104	7,455	192,771
N Jones Chief Financial Officer	193,458	38,692	12,139	244,289
M Madrigal General Manager (Venezuelan Operations)	200,290	31,835	12,139	244,264
C Vorias General Manager (Millennium Coal)	278,199	55,640	12,139	345,978

Total executives	1,334,921	244,216	68,150	1,647,287

Total compensation: key management personnel	3,404,397	572,344	116,706	4,093,447

[1]	Bonus amounts included in executive remuneration for key management personnel are estimates only and are subject to finalisation of performance reviews.

[2]	Mr Chadwick earned additional consulting fees of $19,200 for the year in respect of work on the Crumlin project.

Excel Coal Limited
Notes to the consolidated financial statements
33. Related parties (continued)
Movements in shares
The movement during the reporting period in the number of ordinary shares of Excel Coal Limited held, directly, indirectly or beneficially, by each specified director and specified executive, including their personally-related entities is as follows:

	Unaudited
				Held at
	Held at			30 June			Held at
	1 July 2004	Purchases	Sale	2005	Purchases	Sales	30 June 2006

Directors
RB Massy-Greene	13,064,833	—	—	13,064,833	—	(1,204,833)	11,860,000
RW Chadwick	29,810,710	—	—	29,810,720	—	(798,720)	29,012,000
AJ Haggarty	25,893,438	—	—	25,893,438	—	(2,458,438)	23,435,000
JC Conde AO	50,000	—	—	50,000	—	—	50,000
AJ Davies	9,044,299	—	—	9,044,299	—	(894,299)	8,150,000
CJR Ellis	20,858,180	—	—	20,858,180	—	(1,958,180)	18,900,000
AH Plummer	9,777,334	—	—	9,777,334	—	(757,334)	9,020,000
TW Williamson	75,000	—	—	75,000	744	—	75,744

Executives
A De Santis	57,000	—	—	57,000	—	(27,000)	30,000
W Dean	15,000	—	—	15,000	744	(15,744)	—
K Downham	—	—	—	—	—	—	—
N Jones	16,000	—	—	16,000	—	(16,000)	—
M Madrigal	—	—	—	—	—	—	—
C Vorias	—	—	—	—	8,000	(8,000)	—

Equity Instruments
The Company has not granted any options over ordinary shares during the year and there are no outstanding options at 30 June 2006.
Directors’ transactions with the Company or its controlled entities
The Glen Rural Pty Ltd (The Glen), a company controlled by Mr Haggarty continued a cattle agistment agreement with Wambo Coal Pty Ltd. The agistment agreement was undertaken on an arm’s length basis and on normal commercial terms and conditions. Total fees charged to The Glen for the financial year were $25,000 (2005-Unaudited: $25,000).
Scopenergy Limited, a company controlled by Mr Massy-Greene, rented office space not required by the Company during the year on a month-to-month basis. Scopenergy also shared office facilities provided by the Company. The Company determined the charges for this space and facilities on an arm’s length cost sharing basis. Total fees charged to Scopenergy for the financial year were $7,884 (2005-Unaudited: $7,667).
Aggregate amounts receivable and payable to directors and their director related entities at balance date arising from these transactions were as follows:

	Consolidated
		Unaudited
	2006	2005
	$	$

Accounts receivable - current
The Glen Rural	13,750	—
Scopenergy Ltd	6,356	2,252

The terms and conditions of the transactions with directors or their director related entities, outlined above, were no more favourable than those available, or which might reasonably be expected to be available, on similar transactions to non-director-related entities on an arm’s length basis.

Excel Coal Limited
Notes to the consolidated financial statements
34. Non key management personnel disclosures
Identity of related parties
The consolidated entity has a related party relationship with its subsidiaries (see note 30), associates (see note 16), joint venture (see note 17) and with its directors and executive officers (see note 33).
Other related party transactions
The classes of non-director related parties are:
•	wholly owned controlled entities;
•	partly owned controlled entities;
•	commonly controlled entities;
•	associates; and
•	directors of related parties and their personally related entities.
Transactions with non-director related parties are set out below:
Associates
In the normal course of business, the Company conducts transactions with entities in which it has an investment. In some cases, directors of the Company also serve as directors of investee companies. In all such cases transactions were on normal commercial terms and conditions.
For the year ended 30 June 2006 there were no amounts included in the determination of profit from ordinary activities before income tax that resulted from transactions with entities, which are associates (2005: $5,810,000).
35. Subsequent events
On 6 July 2006 the Company announced that it had entered a merger implementation agreement with Peabody Energy Corporation, for the proposed acquisition by Peabody of the shares in the Company via a scheme of arrangement. Under the offer, Excel shareholders will receive $8.50 cash per Excel share. The offer values the Group at $1,827,000,000. The shareholders’ meeting to vote on the proposed is expected to be held in early October 2006. Subsequent to this announcement Peabody advised that they were increasing the offer price to $9.50 cash per share and had acquired 19.99% of Excel shares.
In August 2006 the Company completed negotiations with its financers to increase its facility by $43,000,000, being $13,000,000 increase in performance bonds and $30,000,000 in the working capital facility. Total undrawn facilities available to the Company increased to $95,000,000.
In August 2006 Millennium management advised the plant commissioning was scheduled for the end of September 2006 but identified a further cost increase in relation to plant construction of approximately $15,000,000.
The directors have declared a fully franked and paid a fully franked dividend of 10.5 cents per share in respect of the financial year ended 30 June 2006. The total dividend of $22,573,000 was paid 15 September 2006.
Other than the matters discussed above, there has not arisen in the interval between the end of the financial year and the date of this report any item, transaction or event of a material and unusual nature likely, in the opinion of the directors of the Company, to affect significantly the operations of the consolidated entity, the results of those operations, or the state of affairs of the consolidated entity, in future financial years.

Excel Coal Limited
Notes to the consolidated financial statements
36. Changes in accounting policy
Application of AASB 132 and AASB 139 prospectively from 1 July 2005
In current financial year the consolidated entity adopted AASB 132: Financial Instruments: Disclosure and Presentation and AASB 139: Financial Instruments: Recognition and Measurement. This change in accounting policy has been adopted in accordance with the transition rules contained in AASB 1, which does not require the restatement of comparative information for financial instruments within the scope of AASB 132 and AASB 139.
The adoption of AASB 139 has resulted in the consolidated entity recognising available for sale investments and all derivative financial instruments as assets or liabilities at fair value. This change has been accounted for by adjusting the opening balance of equity (retained earnings), hedging reserve and fair value reserve at 1 July 2005. No change was recorded in respect of trade receivables and other receivables or trade and other payables.
The impact on the balance sheet in the comparative period is set out below as an adjustment to the opening balance sheet at 1 July 2005. The transitional provisions will not have any effect in future reporting periods.

			Impact of
			change in
		Opening	accounting	Adjusted
		balance	policy	Balance
Consolidated	Note	$ 000	$ 000	$ 000

Other financial assets	1	3,611	(736)	2,875
Deferred foreign currency payable	2	26,366	(23,281)	3,085
Retained earnings	2	49,783	736	50,519
Deferred tax liabilities		21,014	6,670	27,684
Hedging reserve	2	—	14,561	14,561
Fair value reserve	1	—	(736)	(736)
Interest bearing liabilities	2,3	182,849	(3,408)	179,441
Minority interest	2	27,329	2,687	30,016
Footnotes
1.	Under previous Australian GAAP, the consolidated entity recorded available for sale equity securities at market value with any movement recorded through the income statement. In accordance with Australian Accounting Standards, they are recognised at fair value with movements recorded through equity.

The effect in the consolidated entity is to increase retained earnings and decrease the fair value reserve and other financial assets by $736,000 ($1,051,000 less related deferred tax of $315,000) at 1 July 2005.

2.	Under previous Australian GAAP, the consolidated entity recorded movements in the market to market value of its derivatives as an increase to current assets and current liabilities of $26,366,000. In accordance with Australian Accounting Standards derivatives are now recognised at fair value and movements deferred through the hedging reserve. In addition the consolidated entity recognised a derivative for the USD coupon swap.

The effect in the consolidated entity is to decrease the deferred foreign currency payable by $23,281,000 and increase the hedging reserve by $14,561,000, ($23,281,000 less related deferred tax of $6,985,000 less minority interest effect of $2,687,000 at 1 July 2005 and plus decrease in interest bearing liabilities by $952,000).

3.	Under previous Australian GAAP, the consolidated entity capitalised transaction costs of $2,456,000 associated with bank loans as an asset.

In accordance with Australian Accounting Standards, these costs are now recognised directly against the loans. The effect on the consolidated entity is to decrease other current assets and interest bearing liabilities by $2,456,000 at 1 July 2005.

Excel Coal Limited
Notes to the consolidated financial statements
37. United States generally accepted accounting principles disclosures
The consolidated financial report of Excel Coal Limited as of and for the year ended 30 June 2006 is prepared in accordance with Australian Accounting Standards . Certain significant differences exist between Australian Accounting Standards and accounting principles generally accepted in the United States of America (US GAAP). The significant differences between Australian Accounting Standards and US GAAP as they relate to the consolidated entity are presented in this note.
Reconciliation to US GAAP
Reconciliation of net income
The following is a summary of the significant adjustments to net income for the year ended 30 June 2006 that would be required if US GAAP had been applied instead of Australian Accounting Standards.

			Consolidated
			30 June 2006
	Note		$ 000

Net profit attributable to members of the parent as reported under Australian Accounting Standards			98,062

Adjustments required to comply with US GAAP
Exploration and evaluation costs	(a	)	(5,373)
Capitalised interest	(b	)	3,065
Deferred underground longwall costs	(c	)	1,501
Derivatives	(d	)	(32,380)
Amortisation of non current assets	(e),	(f)	(1,574)
Tax effect of US GAAP adjustments	(h	)	10,428
Minority interest share of US GAAP adjustments	(i	)	4,010

Net income under US GAAP			77,739

Excel Coal Limited
Notes to the consolidated financial statements
37. United States generally accepted accounting principles disclosures
Reconciliation of Shareholders’ Equity
The following is a summary of the adjustments to shareholders equity for the year ended 30 June 2006, that would be required if US GAAP had been applied instead of Australian Accounting Standards.

			Consolidated
			30 June 2006
	Note		$000

Total equity attributable to equity holders of the parent as reported under Australian Accounting Standards			366,529

Cumulative adjustments required to comply with US GAAP
Exploration and evaluation costs	(a	)	(19,043)
Capitalised interest	(b	)	3,065
Deferred underground longwall costs	(c	)	(1,204)
Acquisition of minority interests	(e	)	76,225
Amortisation of non current assets	(e),	(f)	(3,116)
Reverse acquisition	(f	)	3,926
Amortisation of Goodwill	(g	)	338
Tax effect of US GAAP adjustments	(h	)	5,988
Minority interest share of US GAAP adjustments	(i	)	2,985

Total shareholders’ equity under US GAAP			435,693

Reconciliation of movements in Shareholders’ Equity

Consolidated
30 June 2006
$ 000

Total shareholders’ equity at beginning of year (US GAAP)	314,820
Net income	77,739
Other comprehensive income, net of tax
Foreign currency translation	(71)
Fair value investments	765
Issued shares, net of transaction costs and tax	102,300
Dividends paid	(59,860)

Total shareholders equity at end of year (US GAAP)	435,693

Excel Coal Limited
Notes to the consolidated financial statements
37. United States generally accepted accounting principles disclosures
Reconciliation of movements in Shareholders’ Equity (continued)

Consolidated
30 June 2006
$ 000

Shareholders’ equity at 30 June 2006 consists of:
Issued capital	287,925
Retained earnings	147,629
Foreign currency translation reserve	110
Fair value reserve	29

Total shareholders’ equity at end of year (US GAAP)	435,693

Earnings per share

30 June 2006
$ 000

Net income under US GAAP	77,739

Weighted average number of ordinary shares (Note 25)	204,878,114

30 June
2006
Cents

Basic and diluted earnings per share under US GAAP	37.9

There were no potential dilutive ordinary shares.
Explanation of US GAAP adjustments
(a)	Exploration and evaluation costs
Under Australian Accounting Standards exploration and evaluation expenditures, including the costs of acquiring licences and deferred exploration costs acquired in a business acquisition, are capitalised as exploration and evaluation assets on an area of interest basis. The capitalised costs are presented as intangible exploration and evaluation assets. When a licence is relinquished or a project abandoned, the related costs are recognised in the income statement.
     Exploration and evaluation assets are only recognised if the rights of the area of interest are current and either:
(i)	the expenditures are expected to be recouped through successful development and exploitation of the area of interest; or

(ii)	activities in the area of interest have not at the reporting date, reached a stage which permits a reasonable assessment of the existence or other wise of economically recoverable reserves and active and significant operations in, or in relation to, the area of interest are continuing.

Excel Coal Limited
Notes to the consolidated financial statements
37. United States generally accepted accounting principles disclosures
(a)	Exploration and evaluation costs (continued)
Exploration and evaluation assets that have reached the development and production phase are reclassified to depreciable assets and amortised on a units of production basis over the life of the economically recoverable reserves.
Under US GAAP, exploration and evaluation costs are expensed as incurred up until such time that a property can be economically developed as a result of establishing proven and probable reserves. Accordingly the Company has recorded an adjustment to exploration expenditure, net of amortisation expenses, in 2006 of $5,373,000.
Cumulative deferred exploration and evaluation costs recorded under Australian Accounting Standards at 30 June 2006 total $40,335,000. Under US GAAP $19,043,000 has been adjusted in line with the above US GAAP policy and $21,292,000 (representing exploration and evaluation assets acquired in business combinations) reclassified to coal reserves with no resulting change in total shareholders’ equity.
(b)	Capitalised interest
Under Australian Accounting Standards financing costs are recognised as an expense in the period in which they are incurred. However, companies may chose to capitalise interest costs to the extent that they relate to qualifying assets. A qualifying asset is defined as an asset that necessarily takes a substantial period of time to get ready for its intended use or sale. The amount capitalised is determined by reference to the actual finance cost incurred on the specific debt draw down in relation to the funding of the expenditure on the qualifying asset.
Under US GAAP capitalising of qualifying interest is required. The amount of interest capitalised against a qualifying asset represents the interest costs on the qualifying asset, regardless of whether the entire borrowing was used to finance the construction of the qualifying asset. The interest rate is determined either based on borrowings outstanding during the year to finance the qualifying asset or a weighted average of undesignated borrowings.
The above difference has resulted in a higher amount of interest being capitalised under US GAAP for the year ended 30 June 2006. This has resulted in an increase in property, plant and equipment at 30 June 2006 and corresponding reduction in interest expense in the income statement of $3,065,000. No additional amortisation charge has been recorded in the income statement under US GAAP as the qualifying assets were under construction at 30 June 2006.
(c)	Deferred underground longwall costs
Under Australian Accounting Standards expenditure (direct costs and share of overheads) incurred in respect of longwall block development is deferred until commencement of production. These costs are amortised over saleable production of the relevant longwall panel.
Under US GAAP, the initial set up costs associated with development of the first longwall panel are capitalised and amortised over the life of the entire panel on a units of production basis. Subsequent expenditure to relocate the longwall equipment is expensed as incurred.
The adjustment relates to the expensing of such relocation expenditure. The impact of this adjustment has been to reduce other assets by $1,204,000 at 30 June 2006 and decrease in cost of sales of $1,501,000.

Excel Coal Limited
Notes to the consolidated financial statements
37. United States generally accepted accounting principles disclosures
(d)	Derivatives
Under Australian Accounting Standards and US GAAP, derivatives (“hedging instruments”) used to hedge foreign exchange exposures to variabilities in cash flows denominated in US dollars and pounds sterling are recorded on the balance sheet at fair value. Where the respective “hedge accounting” criteria have been met, any movements in the fair value of these derivatives, to the extent they are considered an effective hedge of the identified risk, are recorded in equity and released to the income statement when the hedged transaction occurs.
The Company has not sought to apply hedge accounting under US GAAP in part due to the nature of specific documentation requirements of US GAAP. As such, all derivative gains and losses deferred in equity under Australian Accounting Standards have been recognised in the income statement under US GAAP. This has resulted in a decrease in net income for 2006 of $32,380,000 and a $6,733,000 reclassification in total shareholders’ equity between hedge reserves and retained earnings.
(e)	Acquisition of minority interests
Under Australian GAAP when an entity acquires a portion of, or all of, the minority’s share of a consolidated subsidiary the excess of the consideration paid for the incremental ownership interest over the book value of the interest acquired is recorded directly as a reduction of equity.
Under US GAAP when less than 100% of an equity is acquired in a series of two or more separate transactions, each acquisition is accounted for under the purchase method and the consideration paid allocated over the proportionate share of the net assets acquired based on the fair value of those assets as at the acquisition date.
The impact of this difference is that the amounts recorded directly in equity under Australian Accounting Standards are reclassified onto the balance sheet as coal reserves. This resulted in an increase in coal reserves of $76,225,000 at 30 June 2006 and additional amortisation charges of $1,412,000 in respect of the 2006 year. The deferred tax liability of $22,867,000 associated with these additional coal reserves are recognised with a corresponding increase to coal reserves resulting in no net movement in shareholders equity.
(f)	Reverse acquisition
In November 2002 Eureka Capital Partners Limited (“Eureka” — now Excel Coal Limited) purchased the issued shares of Excel Holdings Pty Limited (“Excel Holdings”). Under Australian Accounting Standards applicable at that time, Eureka was identified as the acquirer as it became the legal parent entity following the acquisition. Consequently, the fair value of the consideration paid, being shares issued by Eureka, was allocated over the fair value of the net assets of Excel Holdings in accordance with the purchase method of accounting.
Following this transaction the Australian Accounting Standards rules relating to the identification of an acquirer have changed. As the company adopted an exemption to apply this change prospectively no adjustment was recorded in the Australian Accounting Standards financial statements.
Under US GAAP, the acquirer for accounting purposes is Excel Holdings as the shareholders of Excel Holdings subsequently controlled Eureka. The impact of this difference is that the purchase price is allocated over the net assets of Eureka in accordance with the purchase method of accounting. This resulted in additional coal reserves of $3,926,000 being recognised under US GAAP with a corresponding increase to issued capital, and additional amortisation expense of $162,000 recorded under US GAAP. The additional coal reserves arose due to the different value of the combined entity’s net assets treating Excel as the acquirer. The deferred tax liability of $1,178,000 associated with these additional coal reserves is recognised with a corresponding increase to coal reserves resulting in no net movement in shareholders equity.

Excel Coal Limited
Notes to the consolidated financial statements
37. United States generally accepted accounting principles disclosures
(g)	Amortisation of goodwill
Under Australian Accounting Standards goodwill has not been amortised from 1 July 2004, but is subject to annual impairment testing. Prior to 1 July 2004, goodwill was amortised over its useful economic life not exceeding 20 years.
Under US GAAP amortisation of goodwill ceased with effect from 1 July 2002, and is subject to annual impairment testing. The adjustment of $338,000 relates to the reversal of goodwill amortisation for the period from 1 July 2002 to 30 June 2003.
(h)	Tax effect of US GAAP adjustments
The effect of the US GAAP adjustments outlined in (a) to (g) above resulted in a decrease in income tax expense of $10,428,000 for the year ended 30 June 2006 and a cumulative decrease in the deferred tax liability of $7,254,000.
(i)	Minority interest share of US GAAP adjustments
These adjustments relate to the effect on minority interest of the US GAAP adjustments outlined in (a) to (h) above.
New accounting pronouncements
In March 2005, the Emerging Issues Task Force of the FASB reached a consensus in Issue No. 04-6 ‘Accounting for Stripping Costs Incurred during Production in the Mining Industry’ (EITF 04-6) that stripping costs incurred during the production phase of a mine are variable production costs. As such, stripping costs incurred during the production phase are treated differently to stripping costs incurred during the development phase, and should be included in the cost of the inventory produced during the period that the stripping costs are incurred. This consensus is not applicable to Excel until 1 July 2006. The effect of adopting the EITF using the cumulative effect adjustment on 1 July 2006 would result in a reduction to retained earnings of $8,547,000, net of tax. Under Australian Accounting Standards these costs would continue to be capitalised and charged to operating costs on a units of production basis using the estimated average stripping ratio for the area being mined.
In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation 48 “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”). This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. This interpretation is effective for fiscal years beginning after 15 December 2006 (1 July 2007 for the Company). Any adjustments required upon the adoption of this interpretation must be recorded directly to retained earnings in the year of adoption and reported as a change in accounting principle. The Company is currently evaluating the impact of this interpretation on its financial statements.
In September 2006, the FASB issued FASB Statement No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. This statement applies only to fair-value measurements that are already required or permitted by other accounting standards. SFAS 157 is effective for fiscal years beginning after 15 November 2007 (1 July 2008 for the Company). The requirements of SFAS 157 will be applied prospectively except for certain derivative instruments that would be adjusted through the opening balance of retained earnings in the period of adoption. The Company is currently evaluating the impact of this standard on its financial statements.

Excel Coal Limited
Notes to the consolidated financial statements
37. United States generally accepted accounting principles disclosures
US GAAP cash flow disclosures
Under Australian Accounting Standards proceeds from deferred revenue of $53,474,000 are classified as financing activities. Under US GAAP these proceeds would be recorded as an operating activity. Under Australian Accounting Standards interest on finance leases and borrowings of $5,367,000 are classified as operating activities. Under US GAAP these would be recorded as financing activities. Under Australian Accounting Standards exploration and evaluation expenditure of $7,948,000 is classified as investing activities. Under US GAAP these would be recorded as operating activities. Otherwise, cashflows from operating, investing and financing activities are the same under Australian Accounting Standards and US GAAP.
US GAAP Tax disclosures
Under Australian Accounting Standards capital tax losses of $3,393,000 have not been recorded on the balance sheet as it is not probable that future taxable profits will be available against which the entity can utilise the benefits from the capital tax losses. Under US GAAP these losses would be disclosed with a corresponding valuation allowance of the same amount based on the more likely than not criteria. This has no effect on net income or shareholders equity in 2006.

Independent Auditors’ Report
To the Board of Directors of Excel Coal Limited:
We have audited the accompanying consolidated balance sheet of Excel Coal Limited and its subsidiaries (the “consolidated entity”) as of 30 June 2006, and the related consolidated income statement, statement of changes in equity and statement of cash flows for the year ended 30 June 2006, all expressed in Australian dollars. These consolidated financial statements are the responsibility of the consolidated entity’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the consolidated entity’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the consolidated entity as of 30 June 2006 and the results of its operations and its cash flows for the year ended 30 June 2006 in conformity with Australian Accounting Standards, being the Australian equivalents to International Financial Reporting Standards.
As further described in Note 36 to the consolidated financial statements, the consolidated entity changed its method of accounting for financial instruments for the year ended 30 June 2006 to conform with Australian Accounting Standards Board Standard 132: Financial Instruments: Disclosure and Presentation and Australian Accounting Standards Board Standard 139: Financial Instruments: Recognition and Measurement.
Australian Accounting Standards vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 37 to the consolidated financial statements.
KPMG
/s/ KPMG
Sydney, Australia
29 September 2006

Unaudited Pro Forma Combined Financial Statements
The following unaudited pro forma combined financial statements give effect to Peabody’s anticipated acquisition of Excel and the related financings. The unaudited pro forma combined balance sheet as of June 30, 2006 is presented as if the acquisition and the related financings had occurred on that date. The unaudited pro forma combined statement of operations for the six months ended June 30, 2006 and 2005 and for the year ended December 31, 2005 assume that the acquisition had occurred on January 1, 2005. The acquisition and the related financings are accounted for using the purchase method of accounting, with the purchase price allocated to the assets acquired and liabilities assumed based on estimated fair values, pending the completion of independent appraisals.
The unaudited pro forma combined financial statements should be read in conjunction with (i) Peabody’s historical audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” filed in our Annual Report on Form 10-K for the year ended December 31, 2005, (ii) our historical unaudited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” filed in our Quarterly Reports on Form 10-Q for the six months ended June 30, 2006 and 2005 and (iii) the historical audited financial statements of Excel.
The unaudited pro forma combined financial statements are for informational purposes only and are not necessarily indicative of the financial position that would have been obtained or the results of operations that would have occurred if the acquisition and the related financings had been consummated on the dates indicated, nor are they necessarily indicative of our financial position or results of operations in the future. The pro forma adjustments, as described in the Notes to Pro Forma Combined Financial Statements, are based upon available information and upon assumptions that Peabody’s management believes are reasonable. The actual amounts that Peabody records based on its final assessment of fair values may differ materially from the information presented in these unaudited pro forma combined financial statements.
Due to differing fiscal years between Peabody, which ends its fiscal year on December 31, and Excel, which ends its fiscal year on June 30, calculations were necessary to conform Excel’s financial information to the time periods presented.
Information related to Excel included in the unaudited pro forma combined balance sheet as of June 30, 2006 was translated from A$ to US$ using a foreign exchange rate of A$1.00=US$0.7433, based on the closing rate on June 30, 2006. The unaudited pro forma combined statement of operations for the six months ended June 30, 2006 was translated from A$ to US$ using an exchange rate of A$1.00=US$0.7433, based on the average closing rates for the period from January 3, 2006 through June 30, 2006. The unaudited pro forma combined statement of operations for the six months ended June 30, 2005 was translated from A$ to US$ using an exchange rate of A$1.00=US$0.7728, based on the average closing rates for the period from January 4, 2005 through June 30, 2005. The unaudited pro forma combined statement of operations for the year ended December 31, 2005 was translated from A$ to US$ using an exchange rate of A$1.00=US$0.7622, based on the average closing rates for the period from January 4, 2005 through December 30, 2005. Asset retirement obligation expense and depreciation, depletion and amortization were translated from A$ to US$ using a historical exchange rate equal to the opening rate on January 4, 2005 of A$1.00=US$0.7790 for all periods presented.

PEABODY ENERGY CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2005
(Dollars in thousands, except per share data)

	Peabody	Excel Coal
	Energy	Limited	Pro Forma			Pro Forma
	Historical	Historical	Adjustments			as Adjusted

REVENUES
Sales	$4,545,323	$326,208				$4,871,531
Other revenues	99,130	2,130				101,260

Total revenues	4,644,453	328,338	—			4,972,791

COSTS AND EXPENSES
Operating costs and expenses	3,715,836	221,509				3,937,345
Depreciation, depletion and amortization	316,114	17,864	18,575	(a	)	352,553
Asset retirement obligation expense	35,901	4,279				40,180
Selling and administrative expenses	189,802	16,914				206,716
Net (gain) loss on disposal or exchange of assets	(101,487)	1				(101,486)
Income from equity affiliates	(30,096)	(3,445)				(33,541)

OPERATING PROFIT	518,383	71,216	(18,575)			571,024
Interest expense	102,939	7,997	(7,997)	(b	)	102,939
			127,068	(c	)	127,068
Interest income	(10,641)	(4,261)	4,261	(b	)	(10,641)

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTERESTS	426,085	67,480	(141,907)			351,658
Income tax provision (benefit)	960	18,695	(40,000)	(d	)	(20,345)
Minority interests	2,472	4,755				7,227

NET INCOME	$422,653	$44,030	$(101,907)			$364,776

Basic earnings per share	$1.62	$0.17	$(0.39)			$1.39
Diluted earnings per share	$1.58	$0.16	$(0.38)			$1.36

Weighted average shares outstanding — basic	261,519,424	261,519,424	261,519,424			261,519,424
Weighted average shares outstanding — diluted	268,013,476	268,013,476	268,013,476			268,013,476

PEABODY ENERGY CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2005
(Dollars in thousands, except per share data)

	Peabody	Excel Coal
	Energy	Limited	Pro Forma			Pro Forma
	Historical	Historical	Adjustments			as Adjusted

REVENUES
Sales	$2,152,338	$144,004				$2,296,342
Other revenues	33,928	470				34,398

Total revenues	2,186,266	144,474	—			2,330,740

COSTS AND EXPENSES
Operating costs and expenses	1,791,986	91,013				1,882,999
Depreciation, depletion and amortization	155,262	9,681	8,850	(a	)	173,793
Asset retirement obligation expense	16,357	2,468				18,825
Selling and administrative expenses	78,431	7,462				85,893
Net (gain) loss on disposal or exchange of assets	(47,574)	1				(47,573)
Income from equity affiliates	(18,308)	(3,166)				(21,474)

OPERATING PROFIT	210,112	37,015	(8,850)			238,277
Interest expense	50,761	4,492	(4,492)	(b	)	50,761
			63,534	(c	)	63,534
Interest income	(3,183)	(2,417)	2,417	(b	)	(3,183)

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTERESTS	162,534	34,940	(70,309)			127,165
Income tax provision (benefit)	14,586	8,832	(19,938)	(d	)	3,480
Minority interests	804	4,159				4,963

NET INCOME	$147,144	$21,949	$(50,371)			$118,722

Basic earnings per share	$0.56	$0.08	$(0.19)			$0.45
Diluted earnings per share	$0.55	$0.08	$(0.19)			$0.44

Weighted average shares outstanding — basic	261,164,418	261,164,418	261,164,418			261,164,418
Weighted average shares outstanding — diluted	267,367,248	267,367,248	267,367,248			267,367,248

PEABODY ENERGY CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2006
(Dollars in thousands, except per share data)

	Peabody	Excel Coal
	Energy	Limited	Pro Forma			Pro Forma
	Historical	Historical	Adjustments			as Adjusted

REVENUES
Sales	$2,582,564	$201,176				$2,783,740
Other revenues	45,634	2,561				48,195

Total revenues	2,628,198	203,737	—			2,831,935

COSTS AND EXPENSES
Operating costs and expenses	2,075,876	123,017				2,198,893
Depreciation, depletion and amortization	172,439	10,972	10,075	(a	)	193,486
Asset retirement obligation expense	18,843	1,462				20,305
Selling and administrative expenses	87,305	10,562				97,867
Net gain on disposal or exchange of assets	(59,269)	(450)				(59,719)
Income from equity affiliates	(13,932)	(15)				(13,947)

OPERATING PROFIT	346,936	58,189	(10,075)			395,050
Interest expense	52,738	5,534	(5,534)	(b	)	52,738
			63,534	(c	)	63,534
Interest income	(4,140)	(1,578)	1,578	(b	)	(4,140)

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTERESTS	298,338	54,233	(69,653)			282,918
Income tax provision (benefit)	8,248	16,216	(19,373)	(d	)	5,091
Minority interests	6,434	3,003				9,437

NET INCOME	$283,656	$35,014	$(50,280)			$268,390

Basic earnings per share	$1.08	$0.13	$(0.19)			$1.02
Diluted earnings per share	$1.05	$0.13	$(0.19)			$1.00

Weighted average shares outstanding — basic	263,726,123	263,726,123	263,726,123			263,726,123
Weighted average shares outstanding — diluted	269,597,156	269,597,156	269,597,156			269,597,156

PEABODY ENERGY CORPORATION
PRO FORMA COMBINED BALANCE SHEET
JUNE 30, 2006
(Dollars in thousands)

	Peabody	Excel Coal	Pro Forma
	Energy	Limited	Adjustments
	Historical	Historical	(e)		Total
ASSETS
Cash and cash equivalents	$318,736	$29,585	$(29,585)		$318,736
Accounts receivable, less allowance	261,997	33,816	—		295,813
Inventories	167,116	80,465	(6,353	) (g)	241,228
Assets from coal trading activities	84,692	—	—		84,692
Deferred income taxes	94,124	—	—		94,124
Other current assets	78,682	33,493	—		112,175

Total current assets	1,005,347	177,359	(35,938)		1,146,768
Property, plant, equipment and mine development, net	5,511,559	493,688	1,475,000		7,480,247
Deferred income taxes	—	35,985	—		35,985
Goodwill	—	251	79,382	(g)	79,633
Investments and other assets	324,696	71,267	17,001		412,964

Total assets	$6,841,602	$778,550	$1,535,445		$9,155,597

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$72,088	$18,034	$(18,034)		$72,088
Liabilities from coal trading activities	74,271	—	—		74,271
Accounts payable and accrued expenses	778,669	123,094	—		901,763

Total current liabilities	925,028	141,128	(18,034)		1,048,122
Long-term debt, less current maturities	1,308,565	204,785	1,577,329	(f)	3,090,679
Deferred income taxes	289,083	45,489	—		334,572
Asset retirement obligations	410,566	13,092	—		423,658
Workers’ compensation obligations	239,822	—	—		239,822
Accrued postretirement benefit costs	971,493	3,689	—		975,182
Other noncurrent liabilities	350,940	29,263	300,000		680,203

Total liabilities	4,495,497	437,446	1,859,295		6,792,238
Minority interests	12,828	17,254	—		30,082
Stockholders’ equity
Common stock	2,661	272,891	(272,891)		2,661
Additional paid-in capital	1,546,985	—	—		1,546,985
Retained earnings	830,648	50,856	(50,856)		830,648
Accumulated other comprehensive loss	(31,625)	103	(103)		(31,625)
Treasury stock	(15,392)	—	—		(15,392)

Total stockholders’ equity	2,333,277	323,850	(323,850)		2,333,277

Total liabilities and stockholders’ equity	$6,841,602	$778,550	$1,535,445		$9,155,597

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

(a)	To adjust depreciation, depletion and amortization based on the portion of the acquisition cost allocated to long-lived assets.

(b)	To reverse historical interest expense incurred by Excel, as well as historical interest income earned by Excel.

(c)	Represents pro forma interest expense resulting from our new capital structure using, in the case of revolving and term loan borrowings, an assumed LIBOR rate of 5.38% (dollars in thousands):

	Year Ended	Six Months	Six Months
	December 31,	Ended June 30,	Ended June 30,
	2005	2005	2006
Revolving credit facility (1)	$29,766	$14,883	$14,883
Term loan facility (2)	52,089	25,335	28,650
Senior notes (3)	64,604	32,303	32,303
6 7/8% Senior notes (4)	47,746	23,815	23,815
5 7/8% Senior notes (5)	14,879	7,440	7,355
Subordinated note (6)	6,656	3,423	3,026
Surety bond expense (7)	11,095	5,292	4,165
Other long-term debt (8)	3,172	1,804	2,075

Total pro forma interest expense	$230,007	$114,295	$116,272
Less historical interest expense	102,939	50,761	52,738

Net adjustment to interest expense	$127,068	$63,534	$63,534

(1)	Reflects pro forma interest expense on our revolving unsecured credit facility at an assumed LIBOR plus 1% interest rate of 6.38%. A portion of the revolving credit facility is expected to be drawn at closing of the acquisition of Excel.

(2)	Reflects pro forma interest expense on our term loan facility at an assumed LIBOR plus 1% interest rate of 6.38%. A portion of the term loan facility is expected to be drawn at closing of the acquisition of Excel.

(3)	Reflects pro forma interest expense on the senior notes at an assumed fixed interest rate of 7.75%. For each percentage point by which the average interest rate on the senior notes exceeds 7.75%, this adjustment would increase by approximately $8.25 million per year.

(4)	Reflects historical interest expense on our 6 7/8% senior notes.

(5)	Reflects historical interest expense on our 5 7/8% senior notes.

(6)	Reflects historical interest expense on our subordinated note.

(7)	Reflects historical fees for surety bonds outstanding.

(8)	Reflects historical letter of credit fees, interest on capital leases and the effect of interest rate swaps.

(d)	To record income tax expense (benefit) on the pro forma adjustments to results of operations using the statutory rate in effect in Australia.

(e)	To record the purchase transaction and allocate the $1,540 million purchase price (and $49 million of transaction costs) to the assets acquired and the liabilities assumed based on the estimated fair values of each item as follows (dollars in thousands):

Estimated
Fair Value
Current assets	$171,006
Property, plant, equipment and mine development, net	1,968,688
Goodwill	79,633
Investments and other assets	124,253
Current liabilities	(123,094)
Long-term debt	(222,819)
Asset retirement obligations	(13,092)
Accrued postretirement benefit costs	(3,689)
Other noncurrent liabilities	(374,752)
Minority interest	(17,254)

Total	$1,588,880

(f)	Reflects indebtedness incurred to finance the acquisition of Excel consisting of $512.5 million of the Term Loan Facility, $444.6 million of borrowings under our Revolving Credit Facility and $825.0 million of our Senior Notes that Peabody intends to issue.
(g)	To record the effects of Emerging Issues Task Force (“EITF”) Issue No. 04-6, “Accounting for Stripping Costs in the Mining Industry” (EITF Issue No. 04-6”), which states “that stripping costs incurred during the production phase of a mine are variable production costs that should be included in the costs of the inventory produced during the period that the stripping costs are incurred.” EITF Issue No. 04-6 is effective for the first reporting period in fiscal years beginning after December 15, 2005 (January 1, 2006 for Peabody and July 1, 2006 for Excel). On January 1, 2006, Peabody implemented EITF Issue No. 04-6 using its modified transition provisions which allow companies adopting in periods beginning after June 29, 2005 to utilize a cumulative effect adjustment approach where the cumulative effect adjustment is recorded directly to retained earnings in the year of adoption. The adjustment to recognize the impact of EITF Issue No. 04-6 as of June 30, 2006 for Excel resulted in a reduction of “Inventories” by $6.4 million.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibit.

Exhibit
Number	Description of Exhibit
99.1	Consent of KPMG, Independent Auditors of Excel.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION
Date: October 2, 2006
/s/ RICHARD A. NAVARRE
Richard A. Navarre
Chief Financial Officer and Executive Vice President of Corporate Development